                                                           EXHIBIT 9(d)(4)



                        AMENDMENT NUMBER 3 TO THE REMOTE
                     ACCESS AND RELATED SERVICES AGREEMENT


         THIS AMENDMENT, dated as of February 1, 1997 is made to the Remote Access and Related Services Agreement dated December 23, 1994, as amended (the "Agreement") between each registered investment company listed on the attached
Exhibit 1 hereof, (the "Fund") and The Shareholder Services Group, Inc., now known as First Data Investor Services Group, Inc. ("FDISG").

                                   WITNESSETH

         WHEREAS, the Fund and FDISG desire to further amend the Agreement to reflect certain changes thereto.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. All references to "THE SHAREHOLDER SERVICES GROUP, INC." are hereby deleted and replaced with "FIRST DATA INVESTOR SERVICES GROUP, INC." and all references to "TSSG" are hereby deleted and replaced with "FDISG".

2. Delete the second sentence from Section 3(c) and replace with the following:

         "The Fund will pay to FDISG the amount so billed by Federal Funds Wire within fifteen (15) business days after the Fund's receipt of the invoice."

3. Section 4(b) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 4(b):

         "FDISG agrees to provide to the Fund at its facilities located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046, 12 Greenway Plaza, Houston, Texas 77046, 301 Congress Street, Suite 1700, Austin, Texas 78701 and 12503 East Euclid Drive, Suite 250, Englewood, CO 80111 or at such other locations as may be mutually agreed upon in writing by FDISG and the Fund (the "Fund Facility") remote access to the use of information processing capabilities of the FDISG System as it may be modified from time to time by FDISG."

4. Section 12 of the Agreement is hereby amended by adding the following new Sections 12(c), through 12(i):

         "(c) FDISG shall retain title to and ownership of the FDISG System, including any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized in connection with the services provided by FDISG to the Fund hereunder other than shareholder account and transaction information which shall remain the exclusive property of the Fund.

          (d) FDISG hereby grants to the Fund and the Fund accepts a limited license to the FDISG System for the sole and limited purpose of having FDISG provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and subject to Section 15 such license shall immediately terminate with the termination of this Agreement.

          (e) The transmission of account inquiry and transaction information, including but not limited to maintenances, exchanges, purchases and redemptions, shall be limited to direct entry to the FDISG System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the FDISG System is strictly prohibited without the prior written consent of FDISG.

          (f) FDISG warrants that the FDISG System shall include, at no additional cost to the Fund, design and performance capabilities so that prior to, during, and after the calendar year 2000, the FDISG System will not malfunction, produce invalid or incorrect results, or abnormally cease to function due to the year 2000 date change. In connection with the foregoing, FDISG agrees to provide the Fund with periodic quarterly updates with respect to FDISG compliance with this provision.

          (g) Other than CPU Authorization Passwords, FDISG represents and warrants to the Fund the software products provided by FDISG hereunder (the "Products") do not contain any "back door" or concealed access devices, any block or protection feature which prevents the Fund from making additional copies of such Products as permitted by this Agreement or any "self-help" code, "Unauthorized Code", "software locks" or any other similar devices which, upon the occurrence of a certain date or event, the passage of a certain amount of time, or taking of any action (or failure to take action) by or on behalf of FDISG, will cause such Products or any software or system with such Products are used to be destroyed, erased, damaged, or otherwise made inoperable. "Unauthorized Code" shall mean any virus, Trojan horse, worm, or other software routines designed to permit unauthorized access: to disable, or otherwise harm software, hardware, or data; or to perform any other such actions.

          (h) Provided the Fund gives FDISG reasonable written notice, reasonable assistance, including assistance from the Fund's employees, agents, affiliates and to the extent possible independent contractors (collectively, "FUND'S AGENTS"), and sole authority to defend or settle the action, then FDISG shall do the following ("INFRINGEMENT INDEMNIFICATION"): (a) defend or settle, at its expense, any action brought against the Fund or the Fund's Agents to the extent the action is based on a claim that the Fund's use of the FDISG System infringes a duly issued United

                 States' patent or copyright or violates a third party's proprietary trade secrets or other similar intellectual property rights ("INFRINGEMENT"); and (b) pay damages and costs finally awarded against the Fund or the Fund's Agents directly attributable to such claim. FDISG shall have no Infringement Indemnification obligation if the alleged Infringement is based upon the Fund's use of the FDISG System with equipment or software not furnished or approved by FDISG or if such claim arises from FDISG's compliance with the Fund's designs, or from the Fund's modifications of the Software.
                 The Infringement Indemnification states FDISG's entire liability for Infringement and shall be the Fund's sole and exclusive remedy for such claims.

          (i) Within sixty (60) days after the execution of this Amendment, FDISG and the Fund shall enter into an escrow agreement relating to the source code for (i) the FDISG proprietary software used in connection with the FDISG System (as defined in Section 1 of the Agreement: (ii) the "Software" (as that term is defined in Schedule G), including the Third Party Software set forth in Sections 2.1.1 and 2.1.2 of Exhibit 1 of Schedule G; and (iii) the "FDISG Software" as that term is defined in Schedule H (collectively, the "Source Code") substantially in the form attached as Exhibit 2 of this Amendment Number 3 ("Exhibit 2"). Promptly after signing the escrow agreement, FDISG shall forward the agreement to the escrow agent with a copy of the Source Code to be deposited into escrow. FDISG agrees to update the Source Code held by the escrow agent on a quarterly basis. The Fund shall be responsible and pay for all fees of the escrow agent. The Source Code may be released to the Fund only if (i) FDISG ceases to do business, makes an assignment for the benefit of creditors, becomes insolvent (as revealed by its books and records or otherwise), is generally unable to pay its debts as such debts become due, or commences, or has commenced against it a case under any chapter of state or federal bankruptcy laws; and FDISG fails to cure any such event within sixty (60) days after receiving notice from the Fund; and (ii) the Fund has paid all amounts due to FDISG under this Agreement. Upon receipt of the Source Code from the escrow agent, the Fund shall a have license to use the Software solely as set forth herein for the remaining current term of the Agreement subject to Section 15, which use shall be expanded to include the right to modify the software solely in connection with support, maintenance and operation of the software and not for any other purpose or person."

5. Sections 14(a) and (b) of the Agreement are hereby deleted from the Agreement and replaced with the following new Sections 14(a) and (b):

          (a) This Agreement which became effective as of December 23, 1994 is hereby extended effective February 1, 1997 and shall continue through January 31, 2000 (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Fund or FDISG provides written notice to the other of its intent not to renew. Such notice must be received not less than one-hundred and eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term.

          (b) Notwithstanding the foregoing Section 14(a), in the event the Fund provides notice of its intent to terminate as set forth in
                 Section 14(a), the Fund may extend the term of the Agreement for up to an additional one-hundred and eighty (180) days (the "Extension Period") by providing FDISG with written notice of its intent to do so. Such notice must be received no later than one-hundred and eighty (180) days prior to the expiration of the Initial Term. During the Extension Period, the Fund may terminate this Agreement at any time on thirty (30) days written notice.

6. Section 15 is hereby amended by adding the following sentence to the end of the paragraph:

         "FDISG agrees to provide reasonable, supervised system access until the Fund's conversion to another provider is complete".

7. Section 23(a) is hereby amended by deleting the information regarding notices and inserting the following


                To:      The AIM Family of Funds
                         c/o A I M Fund Services, Inc.
                         Eleven Greenway Plaza, Suite 100
                         Houston, Texas 77046
                         Attention: John Caldwell, President

                         with copy to:
                         Fund Legal Counsel at same address
                         Attention: Carol F. Relihan, Senior Vice President & General Counsel

                To:      First Data Investor Services Group, Inc.
                         4400 Computer Drive
                         Westborough, MA 02109
                         Attention: President

                         with copy to : General Counsel (same address)


8.       Section 23 is hereby amended by adding the following new sub-section
(k):

         "(k) Notwithstanding the indemnity provided by the Fund in Section 8(g), FDISG agrees to use commercially reasonable efforts to maintain a Disaster Recovery Plan, at no cost to the Fund, designed to minimize the impact of any unforeseen business interruption or outage that renders the FDISG System or FDISG Facility inoperable, a summary of which is attached hereto as
                 Schedule I."

9. Schedule C is hereby deleted in its entirety and replaced with the attached revised Schedule C.

10. Exhibit 1 and Exhibit 2 of Schedule D are hereby deleted in their entirety.

11. Schedule F is hereby deleted in its entirety and replaced with the attached revised Schedule F.

12. Addendum Number 2 to the Agreement is hereby deleted in its entirety and the new revised Schedule D - Out of Pocket Expenses as referenced in
Section 3(b) is hereby added to the Agreement.

13. In addition to the foregoing, FDISG shall provide the Fund with a software license to FDISG's proprietary IMPRESS Plus software and system in accordance with the terms of and as more fully described in IMPRESS Plus Software and Support Terms annexed hereto as Schedule G and incorporated herein.

14. In addition to the foregoing, FDISG shall provide the Fund with a software license to FDISG's proprietary Accounting Control Environment +
("ACE +") software in accordance with the terms of and as more fully described in the ACE + Software and Support Terms annexed hereto as Schedule H and incorporated herein.

         The Agreement, as previously amended and as amended by this Amendment, ("Modified Agreement") constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.



On behalf of the Funds and respective Portfolios and Classes set forth in
Exhibit 1 attached hereto as may be amended from time to time.



By: /s/ ROBERT H. GRAHAM
   -------------------------------------

Title: President
      ----------------------------------



FIRST DATA INVESTOR SERVICES GROUP, INC.


By: /s/ GERALD G. KOKOS
   -------------------------------------

Title: Executive Vice President
      ----------------------------------

                                   EXHIBIT 1

                                 LIST OF FUNDS


AIM EQUITY FUNDS, INC.
      Portfolios:                                              Classes:
   AIM Blue Chip Fund                                   Class A and B Shares
   AIM Capital Development Fund                         Class A and B Shares
   AIM Charter Fund                                     Class A and B Shares
   AIM Weingarten Fund                                  Class A and B Shares
   AIM Aggressive Growth Fund                           Class A Shares
   AIM Constellation Fund                               Class A Shares



AIM FUNDS GROUP
        Portfolios:                                            Classes:
   AIM Balanced Fund                                    Class A and Class B Shares
   AIM Global Utilities Fund                            Class A and Class B Shares
   AIM Growth Fund                                      Class A and Class B Shares
   AIM High Yield Fund                                  Class A and Class B Shares
   AIM Income Fund                                      Class A and Class B Shares
   AIM Intermediate Government Fund                     Class A and Class B Shares
   AIM Municipal Bond Fund                              Class A and Class B Shares
   AIM Value Fund                                       Class A and Class B Shares
   AIM Money Market Fund                                Class A, Class B, and
                                                        AIM Cash Reserve Shares



AIM INTERNATIONAL FUNDS, INC.
         Portfolios:                                           Classes:
   AIM International Equity Fund                        Class A and Class B Shares
   AIM Global Aggressive Growth Fund                    Class A and Class B Shares
   AIM Global Growth Fund                               Class A and Class B Shares
   AIM Global Income Fund                               Class A and Class B Shares


AIM INVESTMENT SECURITIES FUNDS
         Portfolios:                                           Classes:
   Limited Maturity Treasury Portfolio                  AIM Limited Maturity Treasury Shares


AIM TAX-EXEMPT FUNDS, INC.
         Portfolios:                                          Classes:
   AIM Tax-Exempt Cash Fund                             n/a
   AIM Tax-Exempt Bond Fund of Connecticut              n/a
   Intermediate Portfolio                               AIM Tax-Free Intermediate Shares

                                   EXHIBIT 2

                             PREFERRED REGISTRATION



                          TECHNOLOGY ESCROW AGREEMENT

                           Account Number __________

                                    Recitals

       This Preferred Registration Technology Escrow Agreement including any Exhibits ("Agreement") is effective this ______ day of _____ 1997, by and among Data Securities International, Inc. ("DSI"), a Delaware corporation, First Data Investor Services Group, Inc. ("Depositor"), and each registered investment company listed on the attached Schedule A hereof ("Preferred Registrant").

       WHEREAS, Depositor has entered into a certain Remote Access and Related Services Agreement dated December 23, 1994, as amended by Amendment Number 3 dated as of February 1, 1997 (the "Remote Agreement") with the Preferred Registrant which pursuant thereto certain proprietary software, as described in Section 12(i) of the Remote Agreement, in object-code form and other materials of Depositor have been licensed to Preferred Registrant (the "Software");

       WHEREAS, Depositor and Preferred Registrant desire the Agreement to be supplementary to said contract pursuant to 11 United States Code Section 365(n);

       WHEREAS, availability of or access to the source code and other proprietary data related to the Software is critical to Preferred Registrant in the conduct of its business;

       WHEREAS, Depositor has deposited or will deposit with DSI such source code and other proprietary data to provide for retention, administration and controlled access for Preferred Registration under conditions specified herein;

       NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto agree as follows:

1. Deposit Account. Following the delivery of the executed Agreement, DSI shall open a deposit account ("Deposit Account") for Depositor. The opening of the Deposit Account means that DSI shall establish an account ledger in the name of Depositor, assign a deposit account number ("Deposit Account Number"), calendar renewal notices to be sent to Depositor as provided in Section 30, and request the initial deposit ("Initial Deposit") from Depositor. Depositor has an obligation to make the Initial Deposit. In the event that Depositor has not made the Initial Deposit within sixty (60) days of the execution of this

       Agreement, DSI shall request the initial Deposit from Depositor and notify Preferred Registrant that such Initial Deposit has not been received.

2. Preferred Registration Account. Following the execution and delivery of the Agreement, DSI shall open a registration account ("Registration Account") for Preferred Registrant. The opening of the Registration Account means that DSI shall establish under the Deposit Account an account ledger with a unique registration number ("Registration Number") in the name of Preferred Registrant, calendar renewal notices to be sent to Preferred Registrant as provided in Section 30, and request the Initial Deposit from Depositor. DSI shall notify Preferred Registrant upon receipt of Initial Deposit.

3. Term of Agreement. The Agreement will commence on the effective date and continue through January 31, 2000, unless terminated earlier as provided in the Agreement. The Agreement may be extended for one (1) year terms.

4. Exhibit A, Notices and Communications. Notices and invoices to Depositor, Preferred Registrant or DSI should be sent to the parties at the addresses identified in the Exhibit A.

       Documents, payment of fees, deposits of material, and any written communication should be sent to the DSI offices as identified in the Exhibit A.

       Depositor and Preferred Registrant agree to each name their respective designated contact ("Designated Contact") to receive notices from DSI and to act on their behalf in the performance of their obligations as set forth in the Agreement. Depositor and Preferred Registrant agree to notify DSI immediately in the event of a change of their Designated Contact in the manner stipulated in Exhibit A.

5. Exhibit B and Deposit Material. Depositor will submit proprietary data and related material ("Deposit Material") to DSI for retention and administration in the Deposit Account.

       The Deposit Material will be submitted together with a completed document called a "Description of Deposit Material", hereinafter referred to as Exhibit B. Each Exhibit B should be signed by Depositor prior to submission to DSI and will be signed by DSI upon completion of the Deposit Material inspection.

       Depositor represents and warrants that it lawfully possesses all Deposit Material, can transfer Deposit Material to DSI and has the authority to store Deposit Material in accordance with the terms of the Agreement.

6. Deposit Material Inspection. Upon receipt of an Exhibit B and Deposit Material, DSI will be responsible only for reasonably matching the labeling of the materials to the item descriptions listed on the Exhibit B and validating the count of the materials to the quantity listed on the Exhibit B. DSI will not be responsible for any other claims made by the Depositor on the Exhibit B. Acceptance will occur when DSI concludes that the Deposit Material Inspection is complete. Upon acceptance DSI will sign the Exhibit B and assign it the next Exhibit B number. DSI shall issue a copy of the Exhibit B to Depositor and Preferred Registrant within ten (10) days of acceptance.

7. Initial Deposit. The Initial Deposit will consist of all material initially supplied by Depositor to DSI.

8. Deposit Changes. Depositor may desire or may be obligated to update the Deposit Account with supplemental or replacement Deposit Material of technology releases.

       Supplemental Deposit ("Supplemental") is Deposit Material which is to be added to the Deposit Account.

       Replacement Deposit ("Replacement") is Deposit Material which will replace existing Deposit Material as identified by any one or more Exhibit B(s) in the Deposit Account. Replaced Deposit Material will be destroyed or returned to Depositor.

9. Deposit. The existing deposit ("Deposit") means all Exhibit B(s) and their associated Deposit Material currently in DSI's possession. Destroyed or returned Deposit Material is not part of the Deposit; however, DSI shall keep records of the destruction or return of Deposit Material.

10. Replacement Option. Within ten (10) days of receipt of Replacement from Depositor, DSI will send a letter to Preferred Registrant stating that Depositor requests to replace existing Deposit Material, and DSI will include a copy of the new Exhibit B(s) listing the new Deposit Material.

       Preferred Registrant has twenty (20) days from the mailing of such letter by DSI to instruct DSI to retain the existing Deposit Material held by DSI, and if so instructed, DSI will change the Replacement to a Supplemental. Conversion to Supplemental may cause an additional storage unit fee as specified by DSI's Fee and Services Schedule.

       If Preferred Registrant does not instruct DSI to retain the existing Deposit Material, DSI shall permit such Deposit Material to be replaced with the Replacement. Within ten (10) days of acceptance of the Replacement by DSI, DSI shall issue a copy of the executed Exhibit B(s) to Depositor and Preferred Registrant. DSI will either destroy or return to Depositor all Deposit Material replaced by the Replacement.

11. Storage Unit. DSI will store the Deposit in defined units of space, called storage units. The cost of the first storage unit will be included in the annual Deposit Account fee.

12. Deposit Obligations of Confidentiality. DSI agrees to establish a locked receptacle in which it shall place the Deposit and shall put the receptacle under the administration of one or more of its officers, selected by DSI, whose identity shall be available to Depositor at all times. DSI shall exercise a professional level of care in carrying out the terms of the Agreement.

         DSI acknowledges Depositor's assertion that the Deposit shall contain proprietary data and that DSI has an obligation to preserve and protect the confidentiality of the Deposit.

         Except as provided for in the Agreement, DSI agrees that it shall not divulge, disclose, make available to third parties, or make any use whatsoever of the Deposit.

13. Audit Rights. DSI agrees to keep records of the activities undertaken and materials prepared pursuant to the Agreement. DSI may issue to Depositor and Preferred Registrant an annual report profiling the Deposit Account. Such annual report will identify the Depositor, Preferred Registrant, the current Designated Contacts, selected special services, and the Exhibit B history, which includes Deposit Material acceptance and destruction or return dates.

         Upon reasonable notice, during normal business hours and during the term of the Agreement, Depositor or Preferred Registrant will be entitled to inspect the records of DSI pertaining to the Agreement, and accompanied by an employee of DSI, inspect the physical status and condition of the Deposit. The Deposit may not be changed during the audit.

14. Renewal Period of Agreement. Upon payment of the initial fee or renewal fee, the Agreement will be in full force and will have an initial period of at least one (1) year unless otherwise specified. The Agreement may be renewed for additional periods upon receipt by DSI of the specified renewal fees prior to the last day of the period ("Expiration Date"). DSI may extend the period of the Agreement to cover the processing of any outstanding instruction made during any period of the Agreement.

         Preferred Registrant has the right to pay renewal fees and other related fees. In the event Preferred Registrant pays the renewal fees and Depositor is of the opinion that any necessary condition for renewal is not met, Depositor may so notify DSI and Preferred Registrant in writing. The resulting dispute will be resolved pursuant to the dispute resolution process defined in Section 25.

15. Expiration. If the Agreement is not renewed, or is otherwise terminated, all duties and obligations of DSI to Depositor and Preferred Registrant will terminate. If Depositor requests the return of the Deposit, DSI shall return the Deposit to Depositor only after any outstanding invoices and the Deposit return fee are paid. If the fees are not received by the Expiration Date of the Agreement, DSI, at its option, may destroy the Deposit.

16.      Certification by Depositor.  Depositor represents to Preferred
         Registrant that:

         a. The Deposit delivered to DSI consists of the following: source code deposited on computer magnetic media; all necessary and available information, proprietary information, and technical documentation which will enable a reasonably skilled programmer of Preferred Registrant to create, maintain and/or enhance the Software without the aid of Depositor or any other person or reference to any other materials; maintenance tools (test programs and program specifications); proprietary or third party system utilities (compiler and assembler descriptions); description of the system/program generation; descriptions and locations of programs not owned by Depositor but required for use and/or support; and names of key developers for the technology on Depositor's staff.

         b.      The Deposit will be defined in the Exhibit B(s).

         These representations shall be deemed to be made continuously throughout the term of the Agreement.


17. Indemnification. Depositor and Preferred Registrant agree to defend and indemnify DSI and hold DSI harmless from and against any and all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by DSI as a result of performance of the Agreement except in the event of a judgment which specifies that DSI acted with gross negligence or willful misconduct.

18. Filing for Release of Deposit by Preferred Registrant. Upon notice to DSI by Preferred Registrant of the occurrence of a release condition as defined in Section 21 and payment of the release request fee, DSI shall notify Depositor by certified mail or commercial express mail service with a copy of the notice from Preferred Registrant. If Depositor provides contrary instruction within ten (1O) days of the mailing of the notice to Depositor, DSI shall not deliver a copy of the Deposit to Preferred Registrant.

19. Contrary Instruction. "Contrary Instruction" is the filing of an instruction with DSI by Depositor stating that a Contrary Instruction is in effect. Such Contrary Instruction means an officer of Depositor warrants that a release condition has not occurred or has been cured. DSI shall send a copy of the instruction by certified mail or commercial express mail service to Preferred Registrant. DSI shall notify both Depositor and Preferred Registrant that there is a dispute to be resolved pursuant to Section 25. Upon receipt of Contrary Instruction, DSI shall continue to store the Deposit pending Depositor and Preferred Registrant joint instruction, resolution pursuant to
         Section 25, order by a court of competent jurisdiction, or termination by non-renewal of the Agreement.

20. Release of Deposit to Preferred Registrant. Pursuant to Section 18, if DSI does not receive Contrary Instruction from Depositor, DSI is authorized to release the Deposit, or if more than one Preferred Registrant is registered to the Deposit, a copy of the Deposit, to the Preferred Registrant filing for release following receipt of any fees due to DSI including Deposit copying and delivery fees.

21.      Release Conditions of Deposit to Preferred Registrant.

         Release conditions are:

         a. Depositor ceases to do business, makes an assignment for the benefit of creditors, becomes insolvent (as revealed by its books and records or otherwise), is generally unable to pay its debts as such debts become due, or commences, or has commenced against it a case under any chapter of state or federal bankruptcy laws; and Depositor fails to cure any such event within 60 days after receiving notice from Preferred Registrant; and

         b. Preferred Registrant has paid all amounts due Depositor under the Remote Agreement.


22. Grant of Use License. Subject to the terms and conditions of the Agreement, Depositor hereby transfers and upon execution by DSI, DSI hereby accepts a non-exclusive, nontransferable, royalty-free license ("Use License") for the unexpired term of the Remote Agreement subject to Section 15 thereof which DSI will transfer to Preferred Registrant upon controlled release of the Deposit as described in the Agreement. The Use License will be solely for Preferred Registrant's internal purposes in connection with support, maintenance, and operation of the Software solely as set forth in the Remote Agreement and not for any other purpose or person.

23. Use License Representation. Depositor represents and warrants to Preferred Registrant and DSI that it has no knowledge of any incumbrance or infringement of the Deposit, or that any claim has been made that the Deposit infringes any patent, trade secret, copyright or other proprietary right of any third party. Depositor warrants that it has the full right, power, and ability to enter into and perform the Agreement, to grant the foregoing Use License, and to permit the Deposit to be placed with DSI.

24. Conditions Following Release. Following a release and subject to payment to DSI of all outstanding fees, DSI shall transfer the Use License to Preferred Registrant. Additionally Preferred Registrant shall be required to maintain the confidentiality of the released Deposit.

25. Disputes. In the event of a dispute, DSI shall so notify Depositor and Preferred Registrant in writing. Upon agreement of the parties at the time of a dispute, such dispute will be settled by arbitration in accordance with the commercial rules of the American Arbitration Association ("AAA"). Unless otherwise agreed to by Depositor and Preferred Registrant, arbitration will take place in San Diego, California, USA.

26. Verification Rights. Depositor grants to Preferred Registrant the option to verify the Deposit for accuracy, completeness and sufficiency. Depositor agrees to permit DSI and at least one employee of Preferred Registrant to be present at Depositor's facility to verify, audit and inspect of the Deposit for the benefit of Preferred Registrant. If DSI is present or is selected to perform the verification, DSI will be paid according to DSI's then current verification service hourly rates and any out of pocket expenses.

27. General. DSI may act in reliance upon any instruction, instrument, or signature believed to be genuine and may assume that any employee giving any written notice, request, advice or instruction in connection with or relating to the Agreement has apparent authority and has been duly authorized to do so. DSI may provide copies of the Agreement or account history information to any employee of Depositor or Preferred Registrant upon their request. For purposes of termination or replacement, Deposit Material shall be returned only to Depositor's Designated Contact, unless otherwise instructed by Depositor's Designated Contact.

         DSI is not responsible for failure to fulfill its obligations under the Agreement due to causes beyond DSI's control.

         The Agreement is to be governed by and construed in accordance with the laws of the State of California.

         The Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous communications, representations, understandings, and agreements, either oral or written, between the parties. The Agreement may be amended only in a writing signed by the parties.

         If any provision of the Agreement is held by any court to be invalid or unenforceable, that provision will be severed from the Agreement and any remaining provisions will continue in full force.

28. Title to Media. Subject to the terms of the Agreement, title to the media, upon which the proprietary data is written or stored, is and shall be irrevocably vested in DSI. Notwithstanding the foregoing, Depositor will retain ownership of the proprietary data contained on the media including all copyright, trade secret, patent or other intellectual property ownership rights subsisting in such proprietary data.

29. Termination of Rights. The Use License as described above will terminate in the event that the Agreement is terminated without the Use License transferring to Preferred Registrant.

30. Fees. Fees are due upon receipt of signed contract, receipt of Deposit Material, or when service is requested, whichever is earliest. If invoiced fees are not paid within sixty (60) days of the date of the invoice, DSI may terminate the Agreement. If the payment is not timely received by DSI, DSI shall have the right to accrue and collect interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice for all late payments.

         Renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. In the event that renewal fees are not received thirty (30) days prior to the Expiration Date, DSI shall so notify Depositor and Preferred Registrant. If the renewal fees are not received by the Expiration Date, DSI may terminate the Agreement without further notice and without liability of DSI to Depositor or Preferred Registrant.

         DSI shall not be required to process any request for service unless the payment for such request shall be made or provided for in a manner satisfactory to DSI.

         All service fees and renewal fees will be those specified in DSI's Fee and Services Schedule in effect at the time of renewal or request for service, except as otherwise agreed. For any increase in DSI's standard fees, DSI shall notify Depositor and Preferred Registrant at least ninety (90) days prior to the renewal of the Agreement. For any service not listed on the Fee and Services Schedule, DSI shall provide a quote prior to rendering such service.

         Fees invoiced by DSI are the responsibility of the Preferred Registrant and as such all invoices in accordance with this Agreement are to be sent to the Preferred Registrant.

On behalf of the Investment Companies
and respective Portfolios and Classes
set forth in Schedule A attached
hereto as may be amended from
time to time.

By:                                         FIRST DATA INVESTOR SERVICES
   ---------------------------------        GROUP, INC.
Name:
     -------------------------------        By:
Title:                                         ---------------------------------
      ------------------------------        Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

DATA SECURITIES
INTERNATIONAL, INC.

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                   SCHEDULE A
                                 LIST OF FUNDS


AIM EQUITY FUNDS, INC.


         Portfolios:                                          Classes:
     AIM Blue Chip Fund                              Class A and B Shares
     AIM Capital Development Fund                    Class A and B Shares
     AIM Charter Fund                                Class A and B Shares
     AIM Weingarten Fund                             Class A and B Shares
     AIM Aggressive Growth Fund                      Class A Shares
     AIM Constellation Fund                          Class A Shares


AIM FUNDS GROUP

         Portfolios:                                          Classes:
     AIM Balanced Fund                               Class A and Class B Shares
     AIM Global Utilities Fund                       Class A and Class B Shares
     AIM Growth Fund                                 Class A and Class B Shares
     AIM High Yield Fund                             Class A and Class B Shares
     AIM Income Fund                                 Class A and Class B Shares
     AIM Intermediate Government Fund                Class A and Class B Shares
     AIM Municipal Bond Fund                         Class A and Class B Shares
     AIM Value Fund                                  Class A and Class B Shares
     AIM Money Market Fund                           Class A, Class B and AIM Cash Reserve Shares


AIM INTERNATIONAL FUNDS, INC.

         Portfolios:                                          Classes:
     AIM International Equity Fund                   Class A and Class B Shares
     AIM Global Aggressive Growth Fund               Class A and Class B Shares
     AIM Global Growth Fund                          Class A and Class B Shares
     AIM Global Income Fund                          Class A and Class B Shares


AIM INVESTMENT SECURITIES FUNDS

         Portfolios:                                          Classes:
     Limited Maturity Treasury Portfolio             AIM Limited Maturity Treasury Shares


AIM TAX-EXEMPT FUNDS, INC.

         Portfolios:                                          Classes:
     AIM Tax-Exempt Cash Fund                        n/a
     AIM Tax-Exempt Bond Fund of Connecticut         n/a
     Intermediate Portfolio                          AIM Tax-Free Intermediate Shares

EXHIBIT A

                             DESIGNATED CONTACT

                          Account Number:  __________



NOTICES, DEPOSIT MATERIAL RETURNS AND                  INVOICES TO DEPOSITOR SHOULD BE ADDRESSED TO:
COMMUNICATION, INCLUDING DELINQUENCIES TO
DEPOSITOR SHOULD BE ADDRESSED TO:                      ------------------------------------------------

        [Company Name/Address]                         ------------------------------------------------
----------------------------------------
                                                       ------------------------------------------------
----------------------------------------
                                                       ------------------------------------------------
----------------------------------------
                                                       Invoice Contact:
----------------------------------------                               --------------------------------
Designated Contact:
                   ---------------------
Telephone:
          ------------------------------
Facsimile:
          ------------------------------
State of Incorporation:
                       -----------------


NOTICES AND COMMUNICATION, INCLUDING                   INVOICES TO PREFERRED REGISTRANT SHOULD BE
DELINQUENCIES TO PREFERRED REGISTRANT                  ADDRESSED TO:
SHOULD BE ADDRESSED TO:
                                                       -----------------------------------------------
First Data Investor Services Group, Inc.
4400 Computer Drive                                    -----------------------------------------------
Westborough, MA 01581
                                                       -----------------------------------------------

                                                       -----------------------------------------------

Designated Contact:                                    Invoice Contact:
                   ---------------------                               -------------------------------
Telephone:
          ------------------------------
Facsimile:
          ------------------------------

Requests from Depositor or Preferred Registrant        INVOICE INQUIRIES AND FEE REMITTANCES TO DSI
Contact should be given Contact or authorized          SHOULD BE ADDRESSED TO:
employee Registrant.
                                                       DSI
CONTRACTS, DEPOSIT MATERIAL AND NOTICES TO DSI         Attn:    Accounts Receivable
SHOULD BE ADDRESSED TO:

DSI
Attn:    Contract Administration

                                                       Telephone:
                                                                 -------------------------------------
                                                       Facsimile:
                                                                 -------------------------------------
Telephone:
          ------------------------------
Facsimile:
          ------------------------------
Date:
     -----------------------------------

EXHIBIT B

                       DESCRIPTION OF DEPOSIT MATERIAL

Deposit Account Number:
                       --------------------------------------------------------
Depositor Company Name:
                       --------------------------------------------------------


DEPOSIT TYPE:

       Initial           Supplemental             Replacement
------            ------                   ------

If Replacement:          Destroy Deposit          Return Deposit
                  ------                   ------

ENVIRONMENT:

Host System CPU/OS:
                   ------------------------------------------------------------
Version:
        -----------------------------------------------------------------------
Backup:
       ------------------------------------------------------------------------

Source System CPU/OS:
                     ----------------------------------------------------------
Version:
        -----------------------------------------------------------------------
Compiler:
         ----------------------------------------------------------------------
Special Instructions:
                     ----------------------------------------------------------

DEPOSIT MATERIAL:

Exhibit B Name:                    Version:
                -----------------          ------------------------------------

Item Label Description            Media            Quantity






For Depositor, I certify that the above          For DSI, I received the above described
described Deposit Material was sent to DSI:      Deposit Material subject to the terms on
                                                 the reverse side of this Exhibit:

By:                                              By:
   ---------------------------------------          ---------------------------------------

Print Name:                                      Print Name:
           -------------------------------                  -------------------------------

Date:                                            Date of Acceptance:
     -------------------------------------                          -----------------------

                                                 ISE:            EXHIBIT B#:
                                                     ---------              ---------------

                                   SCHEDULE C
                                  FEE SCHEDULE

I.       SHAREHOLDER ACCOUNT FEES.  The Fund shall pay the following fees:
         ("Shareholder Account Fees"):

For the period beginning on the date of this Agreement, and continuing through January 31, 2000, the Fund shall pay FDISG an annualized fee for shareholder accounts open during any monthly period ("Open Account Fee") as follows:

Account Volume                    Fee
1-1.5 million                     $3.60/shareholder account
Exceeding 1.5 million             $2.25/shareholder account

The Fund also shall pay FDISG an annualized fee of $1.80 per shareholder account that is closed during any monthly period ("Closed Account Fee") (The Open Account Fees and Closed Account Fees hereafter collectively referred to as "Shareholder Account Fees"). The Shareholder Account Fees shall be billed by FDISG monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

FDISG will provide a credit to the Shareholder Account Fees of one million dollars in the years 1998 and 1999. The credit shall be applied as a reduction of $83,333.33 on each monthly fee bill in 1998 and 1999.

In addition, on January 1 of the years 1998, 1999, and 2000 the Shareholder Account fees may be increased by FDISG in an amount equal to the lesser of (i) the cumulative percentage increase in the Consumer Price Index for all Urban Consumers (CPI-U) U.S. City Average, All Items (unadjusted - (1982-84 + 100), published by the U.S. Department of Labor, or (ii) seven percent (7%) of the Shareholder Account Fees charged by FDISG to the Fund for the preceding twelve
(12) month period.

In return for the Shareholder Account Fees, FDISG agrees to provide the following to the Fund:

o        Remote Access to FDISG's FSR System
o License for 512 IMPRESS Plus software installations valued at 2.5 million dollars. Includes six weeks of technical and user training (train-the-trainer).
o License for up to 10 copies of FDISG's ACE+ (Automate Control Environment) software as further defined in Schedule H
o Dedicated Programming Support equivalent to I Systems Manager, 4 Programmers, and 2 Business Systems Analysts
o Implementation of a Separate FSR processing cycle by September 15, 1997, as more fully described in the attached Exhibit 3 of this Schedule C.
o        Implementation of the core TA system functionality identified in
         Exhibit 1 of this Schedule C.

o Implementation of IWT functionality as identified in Exhibit 2 of this Schedule C
o        Continued use of FDISG's Price/Rate Transmission (PRAT) application.
         The PRAT Application will accept prices and dividend rates from the Fund Accounting Department of the Fund electronically and post them to the FDISG Pricing System. The PRAT application will run interconnected via Local Area Network hardware and software.

II.      DEDICATED PROGRAMMING SUPPORT

FDISG and the Fund will jointly determine the level of dedicated system resources required to meet the Fund's enhancement priorities. FDISG agrees to use reasonable efforts to make dedicated programming support available for all projects required by the Fund. The amount of the resources required and the projects to be worked on shall be determined jointly based upon joint periodic review of project requirements; however, the Fund will decide the priorities which will be assigned to each project and will determine what projects the dedicated resources are to work on. All enhancements, improvements, modifications or new features added to the FDISG System shall be, and shall remain, the confidential, exclusive property of, and proprietary to, FDISG. The parties agree to use best efforts to ensure that all enhancements to FDISG's System, whether made by the Dedicated Team or otherwise, shall be made in a manner that will not adversely effect the operational efficiency or functionality of the FDISG System. Request for software changes may be initiated by those representatives of the Fund identified in Exhibit 4 of this Schedule C. The Fund will use its best efforts to notify FDISG in writing of requests for software changes within 72 hours of an initial verbal request. FDISG reserves the right to stop work on a request for which written specifications have not been received.

a.       SUPPORT PROVIDED TO THE FUND PERFORMED IN GROUPS OTHER
         THAN THE DEDICATED PROGRAMMING TEAM

         1. Coding to correct deficiencies in the system, unless such deficiencies are included in item (II)(b)(9) below in which event the Fund will be charged for such services. A system deficiency is defined as a system process which does not operate according to the design of the computer application or system specifications. To correct system deficiencies, FDISG will, at its own expense, expend whatever resources are necessary to analyze the deficiency and apply an appropriate remedy, in the form of corrected application code as expeditiously as possible. An alternate process, in the form of a functional work around, may be a suitable substitute for the actual system fix, if the level of effort to develop the system fix is deemed to be impractical or the elapsed time to develop and apply the fix extends beyond the reasonable time needed. For deficiencies identified by the Fund, the use of a functional work around as an alternate process shall be mutually agreed upon by the parties.

                 FDISG will evaluate all reported referrals, to validate deficiency status or reclassify as a system enhancement, based on the above definition.

         2.      Simple Maintenance determined to be core processing.

         3. FDISG generated (i.e., internal) requests to extend system functionality and ensure industry competitiveness.

         4. Enhancements required to comply with regulatory changes; provided, however, FDISG will make such changes to the extent that they are technically and commercially practical and are within the scope of the software functions, capabilities and database. FDISG agrees to use good faith in determining whether such changes are technically and commercially reasonable and agrees to negotiate with the Fund in good faith to resolve any such issues.

b. EXAMPLES OF ACTIVITY TO BE PROVIDED TO THE FUND WHICH WILL BE PERFORMED BY THE DEDICATED PROGRAMMING TEAM:

          1. Customized form output (i.e., statements, confirmation statements, commission statements).
          2.     Customized reports.
          3.     Addition of new features (enhancements) requested by the Fund.
          4.     Addition of existing features not used by the Fund.
          5.     Addition of new funds to the fund group.
          6.     Customized year-end processing.
          7. Conversions from other systems to FSR subsequent to initial funds being live.
          8. Clean-up/Recovery project resulting from Fund error or causes beyond the reasonable control of either party.
          9. System "fixes" - coding to correct errors attributable to code developed and currently maintained by the dedicated teams.
         10.     Customization of existing functions specific to the Fund
         11.     Program documentation as requested by the Fund.

         Software Exclusivity. The Fund may choose to have exclusive use of enhancement software developed by its dedicated programming staff. Such exclusivity would extend for a period of nine (9) months from the date the enhancement is placed into the production libraries. Software exclusivity would be waived if the Fund accepts either of the following conditions:

         a) If prior to implementation, FDISG or other FDISG clients agree to share in the expense of the enhancements.
         b) At any time during the 9 months following implementation, FDISG or other FDISG clients agree to share the expense for the enhancements.

         Access and Capability. The Funds' dedicated programmers will have access and capability to update any part of the System. However, depending on the skill set of the programmers, as well as the scope of the requested enhancement, it may be in the best interest of both the Fund and FDISG to utilize non-dedicated programmers to address certain enhancements. In addition, because many programs are shared by multiple clients, some enhancements may require approval from those clients. These enhancements should be handled on an item by item basis.

III.     ADDITIONAL FEES

         a. If the Fund chooses to use resources in addition to the Dedicated Programming Team to accomplish work as outlined in
                 Section II.b, the following rates will apply:

                                            Annual          Hourly
                                            ------          ------
                 Programmer                $100,000         $135/hr
                 Business Systems Analyst  $ 90,000         $100/hr
                 Acceptance Tester         $ 85,000         $ 90/hr

                 These rates apply to development and customization on all software covered under this agreement (i.e. core TA system, IMPRESS Plus, ACE+).

         b. IMPRESS Plus Maintenance and Support Fees - The Fund will be billed a monthly fee of $64,000 (fee based on $1500 per workstation per year for 512 workstation license). Billing to commence on the earlier of a) first production usage of IMPRESS Plus software or b) August 1, 1997. Maintenance and Support Fees include:

                 o All third party software maintenance charges from software licensed in Exhibit 1 of Schedule G
                 o Full IMPRESS Plus applications support (bug fixes, application assistance, etc.)
                 o Remote Dial-in IMPRESS Plus application support (if needed)
                 o Subsequent interim and major releases for all licensed IMPRESS Plus products
                 o        7x24 Help Desk Support for IMPRESS Plus applications
                 o Full support through First Data for third party applications licensed in Exhibit 1 of Schedule G
                 o        Participation in IMPRESS Plus User Group

         c. IMPRESS Plus Installation Fees - Billable to the Fund at $135/hr. (Estimate for 512 IMPRESS Plus workstations is 1100 hours). Installation includes:

                 o        IMPRESS Plus application installation
                 o        IMPRESS Plus third party software installation
                 o        Network Design Assistance
                 o        Hardware Configuration Assistance
                 o        Workflow analysis

                 o        Project Management
                 o        Post Installation Support

         d. On each anniversary date of this Agreement, FDISG may adjust the hourly and annual rates to reflect salary increases and/or to maintain competitive rates in attracting qualified personnel. Such annual increase will not exceed seven percent (7%).

         e. IMPRESS Plus Maintenance and Support and EMPRESS Plus Installation Fees do not include the following:

                 o        Hardware
                 o Network and Server Software not listed in Exhibit 1 of Schedule G
                 o        Customization or application integration
                 o Support for IMPRESS Plus applications customized or built by the Fund (see Section 3 of Exhibit 3 of Schedule G)
                 o Installation, Integration and On-going Support of hardware, network, and software components not included in Schedule G
                 o Travel Expenses for install and support staff for on-site visits (billed separately per Schedule D)
                 o        Application Source Code

         f. IMPRESS Plus Maintenance and Support and IMPRESS Plus Installation Fees for Separate Test or Training System.

                 Maintenance and Support Fees - The Fund will be billed a monthly fee of $2,666.66 (based on $1000 per workstation per year with a minimum 32 workstation license). Billing to commence on first production usage of IMPRESS Plus software in the Training or Test environment. Maintenance and Support includes items listed in Section III.b above.

                 Installation Fees - Billable to the Fund at $135/hr. (Estimate for 32 IMPRESS Plus workstations is 200 hours). Installation includes items listed in Section III.c above.

         g.      Fees for IMPRESS Plus workstations in excess of 512:

                 o        Number of workstations ordered    One-time License Fee
                                           32               $1300/workstation
                                           64               $1000/workstation
                                           128              waived
                                           256              waived

                 o Maintenance and Support - $1500 per workstation per year; billable on first production usage of IMPRESS Plus software; includes items listed in Section III.b above
                 o        Installation Fees - Billable to the Fund at $135/hr;
                          includes items listed in Section III.c above

                 The Fund agrees to pay a minimum of 18 months Maintenance and Support for each workstation in excess of 512.

                           Exhibit 1 of Schedule C


------------------------------------------------------------------------------------------------------------------------------------
PRTY  REFERRAL  DESCRIPTION                        APRIL      MAY     JUNE     JULY      AUG     SEPT      OCT      NOV     DEC'97
====================================================================================================================================
                LOI SYSTEMMATIC                             Specs
 1      26610   DEFAULT/RECALCULATION PROBLEM              Received
------------------------------------------------------------------------------------------------------------------------------------
                                                                     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                *Recalc does not include all
                purchases applied to the LOI.*
                Dealer comm credit not posted in
                recalc.* No adjustment code to
                adjust underwriter. * Trades
                outside LOI period included in
                recalc.* No ability to turn off
                systematic recalc.
====================================================================================================================================
====================================================================================================================================
                PRODUCE CHECKS ON NT2 ACCOUNTS                Specs
 2      19164   WITH DIRECT REDEMPTIONS                      Received
------------------------------------------------------------------------------------------------------------------------------------
                                                                      XXXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                Checks should be produced for
                direct reds on NT2 accounts.
                Transactions post to history, yet
                no checks are produced. Update
                DRDM0750 to allow.
====================================================================================================================================
====================================================================================================================================
 3      25276   WIRE ORDER PROCESSING PROBLEM                                 Specs
                                                                             Received
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                Wire order cancel/replacements
                (OPR/OPC) do not update master
                controls if not double Qc'd. If not
                double Qc'd both trades appear
                as new purchase orders.
====================================================================================================================================
====================================================================================================================================
                                                                      Specs
 4      24262   CERTIFICATE REPORT MISSING DATA                      Received
------------------------------------------------------------------------------------------------------------------------------------
                                                                              XXXXXXXXXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                PFSR135D-R12 does not include
                the work of several days in 1996.
                Unable to reconcile certificate
                issues without adhocs to identify
                missing data.
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------


                           Exhibit 1 of Schedule C


------------------------------------------------------------------------------------------------------------------------------------
PRTY  REFERRAL  DESCRIPTION                        APRIL      MAY     JUNE     JULY      AUG     SEPT      OCT      NOV     DEC'97
====================================================================================================================================
                NSCC REPORT PNSC802D -                                         Specs
                INCORRECT COMMISSIONS ON                                     Received
5     26768     SPLIT REPS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     XXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                This report overestimates the
                commission paid to split reps.
                NSCC regulation requires
                settlement by this report,
                resulting in overpayments.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                NSCC REJECT REPORT PNSCSPSD-                                             Specs
                R01 - MULTI PAGE REJECT                                                 RECEIVED
6     26769     DELETIONS AND TRUNCATIONS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              XXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                NSCC rejects for a dealer that
                run for more than one page are
                dropping accounts, resulting in
                inconsistancies from one page to
                the next.  Also truncation pro-
                blems with Settlement Value,
                Commission Amount and Fund Owes
                Dealer amount.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                ONLINE EDIT PREVENTING USE OF                                            Specs
7    26772      CDSC EXEMPT OPTION 3.                                                   Received
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              XXXXXXXXXXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                Exempt option 3 grosses up
                CDSC on SWiPs, ensuring
                consistent dollar amount
                swips.  For funds allowing
                CDSC-free SWIPs, edit pre-
                venting a shareholder
                redeeming an amount
                greater than 12% annually
                from having a SWIP with a set
                dollar amount.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                           Exhibit 1 of Schedule C


------------------------------------------------------------------------------------------------------------------------------------
PRTY  REFERRAL  DESCRIPTION                        APRIL      MAY     JUNE     JULY     AUG     SEPT      OCT      NOV     DEC'97
====================================================================================================================================
                LOIMNT DELETING          Specs
                BROKER CLIENT          Received
8     23849     NUMBER
------------------------------------------------------------------------------------------------------------------------------------
                                                  XXXXXXXXXXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                Systematic completion
                of an LOI removes the
                Broker Client Number
                form the account in
                error. Absence of the
                BRCN causes problems
                for the dealer.
                Maintenance journals
                are reviewed to
                identify these accounts
                and re-add the BRCN.
====================================================================================================================================
====================================================================================================================================
                NET INDICATOR NOT                                             Specs
                CARRYING TO QC SCREEN                                        Received
9     26155     AND NO MISMATCH WARNING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                When entering a wire
                order redemption as a
                "net" amount trade, the
                net indicator is not
                carried forward in the
                QC process, and does not
                provide a mismatch
                warning. The trade then
                processes as "gross",
                the default.
====================================================================================================================================
====================================================================================================================================
                ASSIGNMENT OF CLOSED                                                   Specs
11    26770     ACCOUNTS ON QA RECORD                                                 Received
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               XXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                If a QA record is
                manually created and
                the master account is
                not designated, FSR
                assigns the first
                account entered. If
                this account is
                closed, a consolidated
                statement will not
                print. Results in
                additional phone calls
                andduplicate statement
                requests.
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------

                           Exhibit 1 of Schedule C


------------------------------------------------------------------------------------------------------------------------------------
PRTY  REFERRAL  DESCRIPTION                        APRIL      MAY     JUNE     JULY      AUG     SEPT      OCT      NOV     DEC'97
====================================================================================================================================
                 REASSIGNMENT OF MASTER ACCOUNT                                         Specs
 12    26771     NUMBER                                                                Received
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                XXXXXXXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                 When a master account closes
                 AIM would like the master
                 account status to be reassigned
                 systematically to an open account
                 within the QA cluster. Currently
                 this is a time consuming manual
                 process.

====================================================================================================================================

====================================================================================================================================
                                                                      Specs
 13    26611     DIVIDEND CONTROL REPORT PROBLEMS                   Received
------------------------------------------------------------------------------------------------------------------------------------
                                                                               XXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                 The Dividend and Capital Gain
                 reports do not match the
                 summary reports.
====================================================================================================================================

====================================================================================================================================
                 DUPLICATE STATEMENTS BY DBR NOT                                 Specs
 14    26612     AVAILABLE                                                      Received
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         XXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                 AFS would like the ability to
                 request duplicate statements by
                 dealer, dealer/branch,
                 dealer/branch/rep. Current
                 functionality is by fund/account.

====================================================================================================================================

====================================================================================================================================
                 PAC'S NOT RUNNING ON CAPITAL                 Specs
 16    26154     DEVELOPMENT ACCOUNTS                        Received
------------------------------------------------------------------------------------------------------------------------------------
                                                                      XXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                 Accounts opened via merger
                 subscription with converted PAC
                 information, when the PAC is
                 turned on, do not run. Deletion
                 and reestablishment of the PAC
                 data does not resolve the issue.
------------------------------------------------------------------------------------------------------------------------------------

                           Exhibit 1 of Schedule C


------------------------------------------------------------------------------------------------------------------------------------
PRTY  REFERRAL  DESCRIPTION                          APRIL      MAY     JUNE     JULY      AUG     SEPT      OCT      NOV     DEC'97
====================================================================================================================================
                FUNDSERV REDEMPTION SHOWS
                INCORRECT SHARE AMOUNT ON                                                  Specs
17    25763     HISTORY                                                                   Received
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                Several examples of FundSERV
                reds where the less than the
                full amount of shares appear
                redeemed in the line of
                history, but the account is
                left with a zero balance. The
                correct amount is paid through
                the NSCC. Control balancing
                problems result.
------------------------------------------------------------------------------------------------------------------------------------

                            EXHIBIT 2 OF SCHEDULE C

                               IWT FUNCTIONALITY

----------------------------     ----------------------------
         NEW ACCOUNT                      FINANCIALS
----------------------------     ----------------------------
                                  CASHIERING REPORT
----------------------------     ----------------------------
 ACCOUNT OPTIONS                  EXCEPTION WAIVER
----------------------------     ----------------------------
   AUTO EXCHANGE                  ENHANCED QC
----------------------------     ----------------------------
   BANK ADDRESS
----------------------------     ----------------------------
   AIP                            FINANCIAL QC
----------------------------     ----------------------------
   BANK WIRE                      IMBALANCE REPORT
----------------------------     ----------------------------
   BENEFICIARY                    INTERNAL ASSET MOVE
----------------------------     ----------------------------
   CHECKWRITING                     EXCHANGE
----------------------------     ----------------------------
   DIVIDENDS/CAPGAIN                TRANSFER
----------------------------     ----------------------------
   SWP                            PURCHASES
----------------------------     ----------------------------
   TELEPHONE RED                  REDEMPTIONS
----------------------------     ----------------------------

----------------------------     ----------------------------
 ACCOUNT SEARCH
----------------------------     ----------------------------
 ACCOUNT SETUP
----------------------------     ----------------------------

----------------------------     ----------------------------
 DEALER
----------------------------     ----------------------------
   DEALER OFFICE REP LIST
----------------------------     ----------------------------
   DEALER ALPHA SEARCH
----------------------------     ----------------------------

----------------------------     ----------------------------
 FINANCIAL INQUIRY
----------------------------     ----------------------------

----------------------------     ----------------------------
 GROUP MASTER ADD
----------------------------     ----------------------------
   LOI/ROA
----------------------------     ----------------------------
   ACCOUNT LINK/UNLINK
----------------------------     ----------------------------
 IWT ACCOUNT LIST
----------------------------     ----------------------------
 PROCESSED ITEM LIST
----------------------------     ----------------------------

                            EXHIBIT 3 OF SCHEDULE C

                          AIM SEPARATE CYCLE OVERVIEW

This project removes AIM from all FSR regions, files, jobstreams, control cards, etc. and establishes them with their own. It will allow AIM to have more control over their processing and removes any unexpected complications caused by dependency on the activities of other management companies.

                                     VOLUME

        o        1700+ Jobstreams (JCL, Procs, and Control Cards) to evaluate
        o Approximately 70% of these will qualify for processing (create new AIM and modify FSR)
        o        * Files to convert
        o        * GDGs
        o        * additional Tapes/Cartridges
        o        * additional DASD required
        o        * additional Tape Mounts
        *        These figures are currently being researched.

                           AFFECTED AREAS/DEPARTMENTS

        o        AIM Client Services - John Corey
        o        Atest - Kathy McNeil, Steve Carlson
        o        BOSS Application - Tom Farnsworth (B)
        o        Capacity Planning - Ron Larue
        o        Corporate Actions - Joe Viens
        o        DASD - John Dryer, Janet Rose (B)
        o        Database Administration (DBA) for On-line - Steve Powers (B)
        o        DCX - Linda Messore, Ann Stadtherr
        o        ESG - Connie Ciulla, Arthur Roy
        o        Express Delivery - Don Morgan
        o FSR - Tom Woislow, Bill VonHandorf, Bill Quigley, Bob Reilly, Ray Bennison
        o        NSCC - Carl Damelio
        o        Print Mail - Helene Grunes (B)
        o        Tape Operations - Don Chappell
        o        SCE - Ed Oelerich, Ellen Rhode
        o        Tax/CBA - Ed Boyle
        o        Transmissions - Frank Pitzi

Because of the large volume of work to be done and the number of departments involved we are developing a "phased in" development and implementation approach. This will cause the least impact to both our client and our own internal departments. It will require tight project management and dedicated point people both from AIM and our own departments. Each phase will migrate up through test, acceptance and production.

PHASE 1 - START-UP FILES

The foundation of this approach is to create six basic files with an AIM high-level qualifier on a daily basis from the FSR system which can be used by jobs which read them but not update them (see Phase 2). They would be deleted at the beginning of the next day's cycle and recreated by the FSR cycle. These files are:

                 P03AIM.PRIV.MASTER.DATE
                 P03AIM.PRIV.BATCH.DATE
                 P03AIM.PRIV.MASTER.FUND
                 P03AIM.PRIV.BATCH.FUND
                 P03AIM.PRIV.TRANS.ACCEPT1
                 P03AIM.PRIV.TRANS.DIVIDEND

The first four files would be copied from FSR files to AIM files in a new temporary AIM job which would run daily.

The last two files, trans.accept1 and trans.dividend, currently exist with different names in FSR. Job PFSR13DD (FSR/FED WIRE) now creates P03FSR.TEMP.XMITOUT.ACCEPT1.AIM which contains all accept records for AIM. Job PFSR13ED (FSR/FED WIRE) now creates P03FSR.TEMP.XMITOUT.DIV.AIM which contains all dividend records for AIM. These files are input to AIM transmission jobs (PFSRXCGD and PFSRXCLD) and the FSR/POST BACKUPS job (PFSR71HD).

We would rename P03FSR.PRIV.TRANS.ACCEPT1 and P03FSR.PRIV.TRANS.DIVIDEND to P03AIM.PRIV.TRANS.ACCEPT1 and P03AIM.PRIV.TRANS.DIVIDEND in jobs PFSR13DD and PFSR13ED. We would rename the transmission jobs to PAIMxxxx modify them replacing FSR references with AIM, set up the appropriate schedule and move them up the regions. We would place an override in PFSR71HD which would now reference the PO3AIM file for backup. Once tested and QA'd by us and AIM we would replace the FSR transmission jobs with the new AIM jobs.

RESULT OF PHASE 1

We now have three production jobs running in the AIM region and we have set up the 6 basic AIM files which will be the basis for Phase 2.

PHASE 2 - REPORTS, TRANSMISSIONS, AND AIM-ONLY JOBS

This phase involves converting jobs which do not update any of the master files. They may read them and create temporary files but updating will wait for phase
3. Phase 2 jobstreams will include mainly report and transmission jobs as well as any AIM-only jobs. We will be adding new schedule entries (CA-7) for AIM and modifying existing FSR schedules where needed paying special attention to triggers, requirements and dependencies. We will add new Express Delivery entries for AIM reports and delete the AIM entries from the FSR system.

The actual migration of reports and transmission files from the FSR cycle to the AIM cycle will be on a specific schedule. As we introduce reports to the AIM cycle they will be available in SAR from both FSR and AIM cycles for a week to allow AIM to review them. They will then be turned off in SAR for FSR. We will provide AIM with a report schedule each week to aid this process. Transmission files will be tested using record counts and selective file compares. AIM-only jobs will also parallel for a week where feasible.

An example of a Phase 2 job is PFSR143D (FSR/AUTOEX). This job reads the batch fund file, the batch date file and the trans.accept1 file to produce reports. All these files are available in the AIM region.

Phase 2 work to be done described in a programmer's template includes (but is not limited to):

        Copy and rename the JCL jobs.
        Modify procs and/or control cards if necessary for the test/acpt/prod regions.
        Verify that JCL, procs and control cards follow our current standards. Create high-level overrides for FSR read-only files.
        Change Express Delivery for AIM output and set up the FSR RID entry to be deleted in n days.
        Schedule the new AIM jobs with the same requirements and dependencies as the FSR jobs but using the appropriate high level qualifier. This requires tight control on the status of all jobs.
        Change the schedules of any jobs which are dependent upon the FSR job to be dependent upon the new AIM job. Note: this will not be the case with all AIM jobs.
        Move it up the regions testing at appropriate points.
        Review the output (First Data and AIM).
        After a week inhibit AIM output from FSR jobs from going to SAR. Only AIM output from AIM jobs will be available in SAR.

The key to the success of this phase is an aggressive implementation schedule and active participation by AIM representatives in checking and validating the output.

RESULT OF PHASE 2

We now have report-only jobs (not associated with the actual updating of files), most of the transmission jobs and all AIM-only jobs which are not associated with updating files in AIM production. All converted reports and files have been signed off by AIM. These AIM activities are also being processed in FSR. We have gone as far as possible without updating files.

PHASE 3 - ANCILLARY FILES AND SYSTEMS

This phase includes updating ancillary files and their associated jobstreams. Examples of this type may include Bluesky, history, cert or check files, etc. These files are not mainstream and tend to be localized in how they are updated. In order to qualify for Phase 3 the Management Company must be the high order sort key field.

There are two approaches we will use depending upon the main file's on-line considerations. The first approach involves converting the main file once along with all associated jobs and the other involves splitting out AIM from FSR at the start of the cycle, updating it in AIM jobs and merging it back in FSR at the end. Either approach will involve multiple jobs per master file.

For example, The Bluesky File is only used by 3 jobs: PFSRS07D which creates the batch file, PFSR190D which updates the file and does an AIM-only extract, and PFSR194D which does reports. In this case, we would split the FSR Bluesky File into AIM-only and all other. The FSR Bluesky subsystem would then be cloned for AIM and the result would be two separate Bluesky subsystems. Online would access the appropriate Bluesky file.

Other subsystems may be too routed in our core to fully separate out and would be better served breaking out AIM at the beginning of its cycle, updating in AIM-only jobs and remerging it at the end of the cycle. Any special jobs used for splitting out files or merging them after update will have to be backed out in Phase 4.

All activities described in Phase 2 apply here as well.

RESULT OF PHASE 3

We have now isolated and converted any subsystems not bound to core processing. Most AIM reports and transmissions are being produced in the AIM region. We are updating some master files and have done everything possible surrounding the core without touching it. We are ready for Phase 4.

PHASE 4 - THE CORE

This phase deals with updates to our core master files, our functional processes, converting large volume files (ShareA and its splits, history, lots, global, etc.) and includes all jobstreams that have not yet been converted. Additionally, it includes backing out any special split or merge jobs as well as special overrides introduced in earlier phases. This will be the largest phase. On-line will now access all AIM-only files.

Many of the activities done in the previous phases will be performed here as well. Because so many programs interact with the core modules there is no easy way to break this activity up. As always we will need our AIM partners to help in the QA activities for this hefty stage.

It is possible to combine Phases 3 and 4 if it were felt to be desirable. However, it is our intention to have all peripheral completed before attacking the core so there will be no unnecessary distractions. Additionally, for development contention reasons, we would like to turn these modules over as expeditiously as possible.

All AIM-related activities, programs, control cards, overrides, splits, merges, etc. will be removed from all FSR jobs.

RESULT OF PHASE 4

All AIM processing is now contained in its own region and runs under its own schedule. On-line accesses AIM-only files. FSR no longer has any AIM processing relationship with the exception of any files which are to be merged from both regions for transmission or system reasons.

                            EXHIBIT 4 of SCHEDULE C

               AUTHORIZED PERSONS REQUESTING SYSTEM MODIFICATIONS





              ---------------------------------------------------
                                John Caldwell
                      President, A I M Fund Services, Inc.



              ---------------------------------------------------
                               Joseph Charpentier
              Assistant Vice President, A I M Fund Services, Inc.



              ---------------------------------------------------
                                 Tony D. Green
                Senior Vice President, A I M Fund Services, Inc.



              ---------------------------------------------------
                     Jean Miller, Director of Applications
                        Information Technology Services
                              A I M Advisors, Inc.

                                   SCHEDULE D

                             OUT-OF-POCKET EXPENSES

The Fund shall reimburse FDISG monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

        o       Microfiche/microfilm production
        o       Magnetic media tapes and freight
        o Telephone and telecommunication costs, including all lease, maintenance and line costs
        o NSCC transaction charges at $.15/per financial transaction, $.10/per same day trade confirmations
        o       Shipping, Certified and Overnight mail and insurance
        o       Year-End form production and mailings
        o Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
        o       Duplicating services, as pre-approved by the Fund
        o       Courier services
        o       Due Diligence Mailings
        o       Rendering fees as billed
        o       Overtime, as pre-approved by the Fund
        o       Temporary staff, as pre-approved by the Fund
        o       Travel and related expenses, as pre-approved by the Fund
        o       System training, as pre-approved by the Fund
        o Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
        o       Third party audit review
        o All conversion costs: including System start up costs, but excluding costs associated with conversions between FDISG systems
        o Such other miscellaneous expenses reasonably incurred by FDISG in performing its duties and responsibilities under this Agreement

                                   SCHEDULE F

                             PERFORMANCE STANDARDS

I        STANDARDS FOR RESOLUTION OF SYSTEM DEFICIENCIES

"SYSTEM DEFICIENCY" - A system process which does not operate according to the design of the computer application or system specifications, and is not a result of any act or failure to act by the Fund.

1. FIRE CALL - A System Deficiency with at least one of the following characteristics:

         1.      Potential or real financial exposure in excess of $100,000, or
         2. Causes the Fund to be out of compliance with a major regulatory requirement, or
         3. Causes incorrect transaction processing and/or shareholder confirmations with no reasonable manual workaround available either at the Fund or in FDISG's systems

         FDISG Response: Analysis and resolution within 36 hours or 2 nightly processing cycles

2. CRITICAL DEFICIENCY - A System Deficiency with at least one of the following characteristics:

         o Potential or real financial exposure estimated from $25,000-$100,000 or,
         o Manual workaround requires substantial manual effort and carries a high potential for error

         FDISG Response: Impact Analysis within 3 business days of initial notification; Determination of problem cause within 5 business days of initial notification; Problem resolution within an average of 30 business days of initial notification

3.       NON-CRITICAL DEFICIENCY - All other System Deficiencies

         FDISG Response: Impact Analysis within 3 business days of initial notification; Determination of problem cause within an average of 15 business days of initial notification; Problem resolution and target dates to be determined on an item-by-item basis jointly by the Fund and FDISG.

II       STANDARDS FOR ON-LINE SYSTEMS AVAILABILITY AND RESPONSE TIME

These standards shall apply on business days of the Funds.

         o On-line systems availability between 7:00 a.m. and 7:00 p.m Central Time ("CT") - 99% of hours available measured monthly.

         o Average response time (7:00 a.m. to 7:00 p.m. CT) of 3 seconds or less, measured end-to-end, in response to the system employed by A I M Fund Services, Inc. as of September 1, 1994
                 - 99% measured monthly.

III      STANDARDS FOR DELIVERY OF SYSTEM REPORTS

         o CRITICAL REPORTS - The following report bundles in queue and ready to begin transmission no later than 7:00 a.m. CT each business day - a cumulative of two late bundles permitted per month:

                 EFSR047H
                 EFSR601H

                 Changes to critical report bundles must be jointly approved by an FDISG Client Service Officer and an authorized requestor of the Fund as listed in Exhibit 4 of Schedule C.

         o All other nightly report bundles in queue and ready to begin transmission no later than 7:00 a.m. CT each business day - 95% measured monthly.

IV       STANDARDS FOR DELIVERY OF FILE TRANSMISSIONS

         o CRITICAL FILES - The following jobs in queue and ready to begin transmission no later than 4:30 CT each business day of the Fund - a cumulative of two late files permitted per month:

                 JOB NAME         FREQUENCY        APPLICATION
                 --------         ---------        -----------
                 PFSRXCAD         Daily            Cap Stock File
                 PFSRXCYD         Daily            DISC Cap Stock File
                 PFSRXCTD         Daily            DISC ACH File
                 PFSRXCVD         Daily            DISC NSCC Green Sheets File

         o The following jobs in queue and ready to begin transmission no later than 4:30 CT each business day of the Fund - 95% measured monthly

                 JOB NAME         FREQUENCY        APPLICATION
                 --------         ---------        -----------
                 PFSRXCGD         Daily            Acceptance File
                 PFSRXCKD         Daily            Dealer File
                 PFSRXCHD         Daily            Order File
                 PFSRXCID         Daily            ShareA Master File
                 PFSRXCJD         Daily            Fund File
                 PFSRXCMD         Daily            Lot History File
                 PFSRXCND         Daily            Lot Maintenance File
                 PFSRXCLD         Periodic.        Dividend Activity

                 The standards will not apply on business days with the following activity: Processing of Year-end Dividend and Capital Gain Activity, Annual Trustee Fee Payment; Year-end File Initialization.

V        STANDARDS FOR THE FUND

All inbound transmissions (i.e. SIAC, various third parties) and fund prices in receipt by FDISG by 8:00 p.m. CT

VI       RIGHT TO AUDIT

The Fund shall have the option, on an annual basis, to audit the reports used to measure the standards listed in this Schedule F. Notice of an audit will be given 14 days in advance, and the audit will not last more than one day.

VII      PENALTIES/INCENTIVES

FDISG agrees to achieve the performance levels specified in Schedule F, Sections II, III, and IV, and semiannually (as of each June 30th and December
31st) to adjust the monthly Account Fee Invoice to reflect any penalties/incentives as outlined below. Penalties for a given business day will be applied only if the Standards of the Fund in Section V are achieved.

ON-LINE SYSTEMS AVAILABILITY - MONTHLY

For each one-tenth of 1% under 99%, the monthly Account Fees will be reduced by the same percentage. The monthly maximum percentage penalty reduction will be 3% of the monthly bill. For each one-tenth of 1% in excess of 99% up to a maximum of 1%, the monthly Account Fees will be increased by the same percentage.

ON-LINE SYSTEMS AVAILABILITY - DAILY

If systems availability on any given business day is less than 80%, the monthly account Fees will be reduced by the percentage of systems availability below 80% for that day times 1/30 of the monthly Account Fees.

REPORT AVAILABILITY - CRITICAL REPORTS

Monthly Account Fees will be reduced by $250.00 for each late instance greater than the allowable error rate, up to a maximum of $500.00 per day. For each month within the allowable error rate, monthly Account Fees shall be increased by $1,000.

FILE TRANSMISSIONS - CRITICAL FILES

Monthly Account Fees will be reduced by $500.00 for each late instance greater than the allowable error rate with a maximum penalty of $10,000 per month. For each month within the allowable error rate, monthly Account Fees shall be increased by $1,000.

The Performance Standards and related penalties set forth in this Schedule F shall not apply in the event of any occurrence defined in Section 8(g) of the Agreement.

                                   SCHEDULE G

                    IMPRESS PLUS SOFTWARE AND SUPPORT TERMS

ARTICLE 1 - SYSTEM, SUPPORT AND IMPLEMENTATION

1.1 Software and Support. FDISG shall provide or has previously provided to the Fund and the Fund shall acquire from FDISG the right to use the computer software programs set forth in Exhibit 1 of this Schedule G (the "Software"), for the fees indicated in Schedule C of Amendment Number 3 to the Agreement. Software includes related user manuals and reference guides (collectively, "DOCUMENTATION"). One copy of the Documentation shall be provided to the Fund at no additional cost. FDISG shall provide only the machine readable object version of the Software and not source code. Additional terms and conditions concerning the Software are set forth in Exhibits 1 of Schedule G ("EXHIBIT 1") and Exhibit 1.1 of Schedule G ("EXHIBIT 1.1") (collectively, the "SOFTWARE EXHIBITS"). Subject to the terms and conditions set forth in this Schedule G, FDISG grants to the Fund and the Fund accepts from FDISG the non-exclusive, non-transferable license to use the Software during the term of the Agreement ("LICENSE"). Some software components ("THIRD PARTY SOFTWARE") required to be used with the Software were developed by a third party ("THIRD PARTY VENDOR"). Third Party Software is licensed to the Fund only pursuant to: (a) shrink wrapped or other agreements between the Third Party Vendor and the Fund and (b) the specifically indicated terms and conditions in this Schedule G. The Software Exhibits shall indicate which Third Party Software the Fund is required to obtain and license from FDISG and which Third Party Software the Fund shall be solely responsible to obtain and license. As part of the Software, FDISG shall provide the Fund with the interfaces set forth in Exhibit 1, between the Software and Third Party Software ("INTERFACES"). FDISG shall provide the software support services ("SOFTWARE SUPPORT") so designated in
Exhibit 3 of Schedule G ("EXHIBIT 3"). Software Support shall include a License to error corrections, minor enhancements and interim upgrades to the Software which are made generally available to FDISG client's of the Software under Software Support, but shall not include a License to substantial added functionality, new interfaces, new architecture, new platforms or other major software development efforts, as determined solely by FDISG.

1.2 Ownership. FDISG or its licensors shall retain tide to and ownership of the Software, copies, derivative works, inventions, discoveries, patentable or copyrightable matter, concepts, expertise, techniques, patents, copyrights, trade secrets and other related legal rights ("PROPRIETARY INFORMATION"). FDISG reserves all rights in the Proprietary Information not expressly granted to the Fund in this Schedule G. Upon FDISG's reasonable request, the Fund shall inform FDISG in writing of the quantity and location of any Software.

1.3 Equipment, System Implementation and Access. Fund is responsible for acquiring, installing and maintaining the data processing and related equipment ("EQUIPMENT") set forth in Exhibit 2.1 of Schedule G with respect to production equipment and Exhibit 2.2 of Schedule G with respect to Test/Training equipment (collectively, ("EXHIBIT 2"). Additional terms and conditions concerning the Equipment are set forth in Exhibit 2. The Equipment identified in Exhibit 2 represents the minimum equipment configuration required to properly operate the Software. FDISG disclaims responsibility for the performance of the Software in the event that the Fund utilizes equipment different than that which is set forth in Exhibit 2. FDISG and the Fund shall (a) within a reasonable time after the Effective Date, agree upon the tasks required to implement the Software, Third Party Software and Equipment ("SYSTEM") and the party responsible and time frames for each task ("SCOPE OF WORK"); (b) perform their respective assigned tasks according to the Scope of Work; and (c) if not the party assigned to a task, cooperate with the responsible party. To the extent the Scope of Work is incomplete, FDISG shall follow its reasonable and customary practices. Upon prior notice by FDISG to the Fund, the Fund shall give reasonable access to the System to FDISG, FDISG's employees. affiliates, representatives, agents, contractors, licensors and suppliers ("FDISG'S AGENTS") who are providing services under the Agreement or auditing adherence to the Agreement.

1.4 Use of Software. Fund may use the Software during the term of this Agreement only on the Equipment and only to process the Fund's data for internal business purposes (which shall not, for purposes of this Agreement, include use by Fund to provide services to its customers on a service bureau basis) and solely in connection with the Fund's use of the FDISG System and only at the locations identified in the Agreement. If the Equipment is inoperative due to malfunction, the license grant shall, upon written notice to FDISG, be temporarily extended to authorize the Fund to use the Software on any other equipment approved in writing by FDISG until the Equipment is returned to operable condition. FDISG, in its reasonable discretion, may suspend any Software Support while the Software is being used on such other Equipment. No right is granted for use of the Software by any third party or by the Fund to process for any third party, or for any other purpose whatsoever, except as expressly provided in this paragraph. Except as otherwise specifically stated herein, the Fund shall not modify, re-engineer, decompile or reverse engineer the Software or otherwise attempt to obtain any source code without FDISG's prior written consent.

1.5 Software Installation and Acceptance. FDISG shall advise the Fund that the Software as listed in Exhibit 1 is installed and functioning on the Equipment ("Software Installation Date") so that implementation and training activities can proceed. The Fund shall be deemed to have accepted the Software sixty (60) days after Software Installation Date or sixty (60) days after the Fund's first use of any Software component to process live production data ("SOFTWARE ACCEPTANCE DATE").

1.6 Copies of Software. The Fund may not copy the software except for backup and archival purposes only, and the Fund shall include on all copies of the Software all copyright and other proprietary notices or legends included on the Software. The provisions of this Paragraph do not apply to Fund data files in machine-readable form.

1.7 No-Export. The Software shall not be shipped or used by the Fund outside the United States. The Fund shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority. The Software shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.

1.8 Termination. Terms and conditions of this Schedule G which require their performance after the termination of the Agreement, including but not limited to the License and Software use restrictions, limitations of liability, indemnification, and confidentiality obligations, shall survive and be enforceable despite the termination of the Agreement.

ARTICLE 2 - WARRANTIES AND REPRESENTATIONS

2.1 Software Warranties and Remedies. For the term of the Agreement, FDISG warrants ("PERFORMANCE WARRANTY") that the Software shall perform on the Equipment substantially in accordance with the Documentation and shall enable the Funds to meet the requirements set forth in Section 240.17a-4 of the Securities Exchange Act of 1934, except for Directly Obtained Third Party Software as set forth in Section 2.2 below. The timely correction of errors and deficiencies in the Software pursuant to Software Support shall be Fund's sole and exclusive remedy for the Performance Warranty. FDISG warrants ("RIGHTS WARRANTY") it has the right to license the Software in accordance with the Agreement. Provided the Fund gives FDISG timely written notice, reasonable assistance, including assistance from the Fund's employees, agents, independent contractors and affiliates (collectively, "FUND'S AGENTS"), and sole authority to defend or settle the action, then FDISG shall do the following
("INFRINGEMENT INDEMNIFICATION"): (a) defend or settle, at its expense, any action brought against the Fund or the Fund's Agents to the extent the action is based on a claim that the Software infringes a duly issued United States' patent or copyright or violates a third party's proprietary trade secrets or other similar intellectual property rights ("INFRINGEMENT"); and (b) pay damages and costs finally awarded against the Fund or the Fund's Agents directly attributable to such claim. FDISG shall have no Infringement Indemnification obligation if the alleged Infringement is based upon the Fund's use of the Software with equipment or software not furnished or approved by FDISG or if such claim arises from FDISG's compliance with the Fund's designs, or from the Fund's modifications of the Software. The Infringement Indemnification states FDISG's entire liability for Infringement and shall be the Fund's sole and exclusive remedy for the Rights Warranty.

2.2 Directly Obtained Third Party Software Warranties. All warranties for the Directly Obtained Third Party Software identified Section 2.2 of Exhibit 1, if any, are specifically set forth in the applicable agreements supplied by the Third Party Vendors of such products.

2.3 Exclusion of Warranties. THE WARRANTIES SET FORTH IN PARAGRAPH 2.1 ABOVE AS TO THE SOFTWARE AND IN PARAGRAPH 2.2 ABOVE AS TO THIRD PARTY SOFTWARE ARE IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THIS SCHEDULE G. FDISG SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

2.4 Fund Responsibility. The System is an information system only, designed to assist the Fund and the Fund's Agents in performing their professional activities and is not intended to replace the professional skill and judgment of the Fund's Agents. Fund shall be solely responsible for: (a) acts or omissions of the Fund's Agents in entering data into the System, including its accuracy and adequacy; (b) checking the correctness and accuracy of the System output and data; and (c) any use of or reliance upon the System output by the Fund's Agents. Except for the Infringement Indemnification and as limited by applicable law, the Fund shall indemnify, defend and hold FDISG and FDISG's Agents harmless from any losses, costs, damages, and liabilities, including without limitation, reasonable attorneys' fees and court costs, relating to any claim by any third party arising from or related to the Fund's and the Fund's Agents' use of the System or System output.

ARTICLE 3 - MISCELLANEOUS

3.1 Confidentiality Obligations. Each party shall keep confidential any information relating to the other party's business which is clearly designated or described in writing to be confidential ("CONFIDENTIAL INFORMATION"). Each party shall keep and instruct its employees and agents to keep such information confidential by using at least the same care and discretion as used with that party's own confidential information. Information shall not be subject to such confidentiality obligations if it is: (a) in the public domain, (b) known to a party prior to the time of disclosure by the other party, (c) lawfully and rightfully disclosed to a party by a third party on a non-confidential basis,
(d) developed by a party without reference to Confidential Information or (e) required to be disclosed by law. If either party, its employees or agents breaches or threatens to breach the obligations relating to use of the Confidential Information, the other party may obtain injunctive relief, in addition to its other remedies, inadequate monetary damages and irreparable harm being acknowledged.

3.2 Confidential and Privileged Information. The Proprietary Information, other FDISG software and related information, and the Agreement are Confidential Information of FDISG and FDISG's Agents. Absent FDISG's written permission, Fund shall not duplicate FDISG's Confidential Information. Fund accepts full responsibility for complying with all laws, rules and regulations concerning use and disclosure of privileged data regarding any information placed or stored in the System or output from the System.

                            EXHIBIT 1 OF SCHEDULE G

                                    SOFTWARE

1.       FDISG Software.

1.1 FDISG Software includes the following IMPRESS Plus products which are further described in Exhibit 1.1 ("Specifications"):

                 IMPRESS Plus Workflow/Image Release 5.3
                 IMPRESS Plus Intelligent Workstations (IWT) Release 5.3 for FSR IMPRESS Plus Customer Service System Release 5.3

1.2 Interfaces. Except as agreed in writing, FDISG shall not be required to modify the Software or the Interfaces to accommodate changes made by the Fund's vendor to its portion of the interface. If the Fund's vendor needs information about the Software, then the vendor must first execute a nondisclosure agreement in form and content reasonably acceptable to FDISG. FDISG shall not be liable for any delay or degradation to the Software or Equipment attributable to the Fund's use of Interfaces.

1.3 Customization. The listed products are licensed for IMPRESS Plus use and customization only. Use of these tools to develop or customize non-IMPRESS Plus applications is not permitted without the express written authorization of FDISG.

2.       Third Party Software.

2.1 FDISG Provided Third Party Software. The following Third Party Software is licensed to the Fund directly by FDISG subject to the terms of the
Agreement:

2.1.1 BancTec Software. The following Third Party Software is licensed directly to the Fund by FDISG subject to the mandatory BancTec ("BancTec") terms and conditions set forth in Attachment 1 of this Exhibit 1 of Schedule G ("Attachment 1"), attached and incorporated by reference. To the extent that the terms of Attachment 1 conflict with or differ from the other terms and conditions in the Agreement, the terms of Attachment 1 shall prevail with respect to the following BancTec Software ("BancTec Software"):

             Informix                  Multi-User with 512 maximum users
             XDP Storage Manager       Multi-User with 512 maximum users
             FloWare                   Multi-User with 512 maximum users
             Application Designer      Single-User with 512 maximum users

2.1.2 Pegasystems Software. The following Third Party Software is licensed directly to the Fund by FDISG subject to the mandatory Pegasystems ("Pegasystems") terms and conditions set forth in Attachment 2 of this Exhibit 1 of Schedule G ("Attachment 2"), attached and incorporated by reference. To the extent that the terms of Attachment 2 conflict with or differ from the other terms and conditions in the Agreement, the terms of Attachment 2 shall prevail with respect to the following Pegasystems Software ("Pegasystems Software"):

             Product Name             Version       Function
             PegaSHARES               RES 6.2       Workflow Engine
             PegaENVIRONMENT          ENV 4.2       Operating Shell
             PegaPRISM                Prism 5.1     Image Viewer
             PegaStorage Manager      Stor 2.1      Image Librarian
             PegaREACH                Real.0        Desktop Graphical Interface

2.2 Directly Obtained Third Party Software. The following Third Party, Software is separately licensed by the Third Party Vendor directly to the Fund subject to the respective terms and conditions of any "shrink-wrapped" or other agreements between the Third Party Vendor and the Fund. The Third Party Software in the Required Column must be obtained by the Fund. The Third Party Software in the Optional column is helpful but not required unless the indicated features are being used. The Fund accepts the provisions of such agreements, including the warranty provisions, if any, and agrees to comply with the terms set forth in such agreements:


Required:                                                Optional:
- Microsoft DOS 6.2 or higher                            - ALCOM LanFax Redirector V2.15gl or greater
- Microsoft Windows 95 or NT 4.0                             (required if using fax)
- Microsoft Office 95 or better                          - HiJaak PRO 2.0 or greater for Windows
- Microsoft NT Server 3.5                                   (required if using fax)
- Microsoft NTSQL Database 4.x and client                - Word for Windows 6.Oc or greater (required if
   Licenses                                                 using fax)
- Microsoft TCP/IP Stack                                 - Quarterdeck QEMM 7.X or greater (required if
- Novell NetWare 3.11 or greater                            using fax)
- SNA Server 3.0 or higher                               - CGS Computer Associates, Inc. Scanlib software
- UNIX for selected Image Server platform                   (required for Ricoh scanners)
- UNIX ESQL/C Compiler for selected                      - Powersoft PowerViewer (required for adhoc
   UNIX platform                                            reports)
- MDI Gateway for DB2 by                                 - 3270 Windows emulation package
   MicroDecisionware Inc., A Sybase client                  (usually Rumba for Windows by WaUData)
- Sybase Open Client NetLibrary for the
   selected TCP/IP stack

                    ATTACHMENT 1 OF EXHIBIT 1 OF SCHEDULE G

                              TERMS AND CONDITIONS

                                    BANCTEC

1. Each BancTec Software Package listed in Exhibit 1 of Schedule G ("Program") which is identified as "Multi-User Program" is licensed for installation on a single network server computer which is supplied by BancTec, FDISG, or a third party, and which is electronically linked with one or more workstations having access to the Program. If Section 2.1.1 of Exhibit 1 of Schedule G ("Exhibit 1") designates a maximum number of users authorized to simultaneously access the Multi-User Program, no access will be permitted in excess of such maximum number. In all other cases, Multi-User Program is authorized to be accessed by all workstations which are configured to communicate with that network server computer.

2. Each Program listed in Exhibit 1 identified as "Single-User Software" is licensed for installation and use on a single computer.

3. Each Program listed in Exhibit 1 identified as an "Unlimited User Program" is licensed for use by Client after ordering a copy of the Program. Once ordered, the Fund may make unlimited copies of such Programs at no additional charge.

4. Each Program listed in Exhibit 1 identified as a "Device Program" is licensed for use solely to facilitate the operation of the corresponding equipment device. If a Device Program is used for more than one device, the license must be upgraded in accordance with Exhibit 1.

5. Each Program listed in Exhibit 1 identified as a "Development-User Program" is licensed for installation and use on a single computer for development and testing purposes. The license for Development-User Programs also includes a license for production use on a single computer.

6. Each Program listed in Exhibit 1 identified as a "Production-User Program" consists of necessary runtime modules and associated link libraries for inclusion with custom software applications. Production-User Programs are not licensed for use in the development of custom software applications and may be either Multi-User or Single-User Programs.

7. Only a nontransferable, nonexclusive, perpetual license to use the Programs and related BancTec documentation for its own internal use (including, without limitation, providing processing services to third parties in a service bureau or facilities management environment) is granted to the Fund.

8. BancTec or its vendors retain all title to the Programs, and all copies thereof, and no title to the Programs, or any intellectual property in the Programs, is being transferred; provided, however, nothing contained herein shall give BancTec or its vendors any right, title or interest in the Software.

9. The Programs shall not be copied, except as specifically authorized under an Exhibit to this Agreement and except for backup or archival purposes. All such copies shall contain all copyright and other proprietary notices or legends of BancTec or its vendors contained in the Programs delivered under this Agreement.

10. The Programs shall not be modified, reverse assembled or decompiled by the Fund. No attempt shall be made by the Fund to derive source code from the Programs.

11. The Programs will not be shipped or used by FDISG or the Fund to Africa or the Middle East. All applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority shall be complied with. The Programs shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.


12. Each Program is copyrighted and contains proprietary and confidential trade secret information of BancTec and its vendors. Each sublicensee of the Programs shall protect the confidentiality of the Programs with at least the same standard of care used to protect the Fund's own similar confidential information.

13. BancTec and its vendors are each a direct and intended beneficiary of the sublicenses granted for the Programs and may enforce such sublicenses directly against sublicenses of the Programs.

14. Neither BancTec nor its vendors shall be liable to the Fund for any general, special, direct, indirect, consequential, incidental, or other damages arising out of the sublicense of the Programs.

15. The license granted to the Fund of the Programs may be terminated, either immediately or after a notice period not exceeding thirty (30) days, upon violation by the Fund of any of the terms or conditions of the Agreement, including but not limited to Attachment 1.

16. Upon termination of the license grant to the Fund to use the Program or the Agreement, the Fund shall return all copies of the Programs to FDISG.

                    ATTACHMENT 2 OF EXHIBIT 1 OF SCHEDULE G

                        PEGASYSTEMS TERMS AND CONDITIONS

In addition to the terms of the Agreement, the following terms shall apply with respect to the Pegasystems Software:

1. The Fund is prohibited from assigning, timesharing, renting, or hypothecating any of the Pegasystems Software, without prior written approval of Pegasystems.

2. The Fund is prohibited from passing or transferring any right, title, or interest to the Pegasystems Software to any third party.

3. The Fund is prohibit from publicizing or disseminating any results of any benchmark or other testing of the Pegasystems Software.

4. To the fullest extent permitted by applicable law, (i) Pegasystems shall have no liability to the Fund for damages and claims, whether direct, indirect, incidental, consequential, or punitive, and all attorneys' fees and costs, arising from the Fund's use of the Pegasystems Software, and (ii) the Fund shall have no rights to assert claims for damages against Pegasystems, including claims against Pegasystems as a third party beneficiary of this agreement.

5. Pegasystems, Inc. is a third party beneficiary of this agreement to the extent permitted by applicable law.

                                       IMPRESSive Technology, IMPRESSive Results

                           EXHIBIT 1.1 OF SCHEDULE G

                                 SPECIFICATIONS

                               TABLE OF CONTENTS

I.       PRODUCT OVERVIEW . . . . . . . . . . . . . . . . . . . . . . . . Page 1

II.      PRODUCT BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . Page 3

III.     TECHNICAL OVERVIEW . . . . . . . . . . . . . . . . . . . . . . . Page 5

IV.      HIGH LEVEL OVERVIEW OF IMPRESS Plus FUNCTIONALITY  . . . . . . . Page 6

         A.      Workflow Management

         B.      Image Processing

         C.      Intelligent Workstation Processing

         D.      Customer Service System

This item is the property of First Data Investor Services Group (First Data) of Boston, Massachusetts, and contains confidential and trade secret information. This item may not be transferred from the custody or control of First Data except as authorized by, and then only by way of loan for limited purposes. It must be returned to First Data upon request and, in all events, upon completion of the purpose of the loan. Neither this item nor the information it contains may be used or disclosed to persons not having a need for such use or disclosure consistent with the purpose of the loan, without the prior written consent of First Data.

                  Copyright First Data Investor Services Group
                                1994, 1995, 1996
                              ALL RIGHTS RESERVED

This media contains unpublished, confidential, and proprietary information of First Data Investor Services Group. No disclosure or use of any portion of these materials may be made without the express written consent of First Data Investor Services Group.

                                       IMPRESSive Technology, IMPRESSive Results

I.       PRODUCT OVERVIEW

         IMPRESS Plus is First Data's workstation product. Designed to be a cost-effective customer service and workflow management solution, it takes an integrated approach to transfer agent service and processing applications. IMPRESS Plus uses an open, three-tiered, client/server architecture that provides both the flexibility and scalability to address client's customization and growth needs.

         IMPRESS Plus's valuable benefits include:

         o Extensive management tools and employee empowerment via intelligent workstation technologies.

         o A lower cost of processing delivery through workflow routing and document imaging.

         o Efficient customer service through reduced research time, automated inquiry tracking and correspondence tracking.

         o State-of-the-art three-tiered client/server architecture backed by relational databases and open systems.

         o Client configurable screens, dialogue scripts, and workflow rules for those components which use the Pegaysystems technology.

         o       Automated correspondence generation.

         IMPRESS Plus consists of these major components:

         1.) A SOPHISTICATED MANAGEMENT WORKFLOW TOOL that contributes to streamlining the flow of information on an enterprise-wide basis. Automated workflow processes are systematically created and the user's process is automatically documented at the same time. Product users can continuously examine and redesign their current processes, managing them interactively, focusing on improving organizational productivity and quality.

         2.) AN IMAGE PROCESSING SYSTEM that has the ability to scan incoming documents, store them digitally and automatically route them to the appropriate processing department thereby eliminating paper from the workflow. This system also allows for long term storage of documents and document retrieval. Users can modify workflow and business rules on site.

         3.) AN INTELLIGENT WORKSTATION APPLICATION (IWT) that improves data entry speed and service quality by using graphical user interface tools that seamlessly connect the user's desktop to First Data's transfer agent processing systems, office automation tools, correspondence/service tracking and policy/procedure access systems.

         4.) A CUSTOMER SERVICE SYSTEM that automates and enhances the correspondence and customer servicing areas in mutual fund operations. Customer Service staff can log all activity, such as phone calls, letters, transactions, etc., while interacting with customers. The system enables the service representative to perform transactions over the phone, create "electronic forms" consisting of instructions for other processors, and dynamically sends work items to other staff electronically. The Customer Service System is designed to enhance the quality and efficiency of the service provided to customers through the use of state-of-the-art client/server technology.

                                       IMPRESSive Technology, IMPRESSive Results

II.       PRODUCT BENEFITS

         o Allows clients to process transactions and customer correspondence quickly and efficiently.

         o Allows clients to be at the leading edge of technology to maintain competitiveness and to effectively deliver quality service.

         o       IMPRESS Plus enables the organization to:

                        -  enhance service responsiveness and quality
                        - streamline workflow and improve document control by eliminating paper
                        -  increase employee productivity and participation
                        -  have access to real-time production statistics
                        -  enhance organization cohesion and effectiveness
                        -  reduce manual tasks
                        - increase accuracy by using intelligent rules-based applications
                        -  reduce processing costs
                        -  Tie Customer Service Reps to sales

         o The IMPRESS Plus workflow tools allow business/operational workflows to be set up. Automated workflow processes are created and the user's process is automatically documented at the same time. Product users can continuously examine and redesign their business processes and manage them interactively, focusing on improving organizational productivity and quality.

         o IMPRESS Plus is a scaleable and flexible solution that allows the user to choose an enterprise-wide or a departmental solution. It allows the client to determine an implementation strategy that meets their strategic plans and goals.

         o The IMPRESS Plus product platform allows the user to build upon and utilize future First Data services such as information delivery of shareholder/investor data, sales and marketing data and customer service processing.

         o IMPRESS Plus is modular to support increasing volumes, increasing numbers of users and future advances in component technologies. This allows for functional as well as enterprise-wide solution.

         o The IMPRESS Plus product's UNIX and NT-based platform allows for the flexibility and growth needed to market position and grow in the '90s to meet the demands of the mutual fund industry.

         o IMPRESS Plus is developed to run in an open systems environment, so that the application has the ability to incorporate diverse hardware choices, such as servers, scanners and printers.

         Additional benefits that can be provided through customization of certain products include:

         o Ability for AIM Funds operations associates to customize interfaces, rules, scripts, etc. based on predefined "levels" of operators. Levels may range from entire organization right down to the individual CSR.

         o Creation of an Integrated Service Backbone within the AIM organization designed to allow consistent processing of service items, documents, correspondence, etc. regardless of where they originated. (Internet, scan mail, fax, phone, etc.)

         o Optional ability to link VRU to the desktop via CTI and related technologies for more efficiency and quality in servicing.

                                       IMPRESSIVE TECHNOLOGY, IMPRESSIVE RESULTS



o Ability for AIM Funds operations associates to change workflow rules, scripts, menus, screens, etc. associated with the front end servicing applications as they see fit to effectively run their business efficiently and with highest regard to quality.



o Ability for AIM Funds to introduce intelligent, 'point of contact' scripting for service associates in the front end selling process. Through the customized rules capability, AIM Funds can set up random sales, campaigns, or promotions. In addition, IMPRESS Plus can be told when to prompt CSR's that selected promotions apply to the customer at hand based on data points in the customer's profile, recent activity, or the like.

                                       IMPRESSIVE TECHNOLOGY, IMPRESSIVE RESULTS



III.     TECHNICAL OVERVIEW

         First Data's combined Customer Service, Workflow, Image and Intelligent Workstation (IWT) technologies enable users to display the digitized image of a shareholder form on the workstation along with other service, data entry and office automation applications. This allows a user to enter information directly from the image without having to look away from the screen or handle paper. IMPRESS Plus will have access to First Data's transfer agent processing system, office automation tools, and correspondence tracking and policy/procedure access systems. First Data has developed the workflow and image capabilities of the system to meet the needs of the financial industry.

         The Customer Service and Intelligent Workstation applications improve data entry speed and quality by using graphical user interface tools and LAN/WAN topologies to seamlessly connect the users desktop to the mainframe servers. These tools and technologies will significantly off-load transactions and query processing from the mainframe by putting these capabilities on the desktops and empowering the end-user.

         IMPRESS Plus is designed to run in an open systems environment. It has the ability to incorporate various workstation platforms due to a common set of access routines and open communication architecture. IMPRESS Plus supports high-performance networking architectures including Novell's SPX/IPX as well as the UNIX TCP/IP standard. SNA connectivity is supported for LU6.2, 3270, and 5250 communications. The application supports Microsoft Windows 3.11, Windows 95, and NT client workstations, multiple UNIX server back-end platforms, and the latest client/server database technologies offered by the INFORMIX and Microsoft database systems.

         IMPRESS Plus contains a state-of-the-art integration API (application programming interface) that allows other applications, including customer-specific applications, to be seamlessly integrated into IMPRESS Plus.

         The Customer Service and IWT applications have been designed with an object-based architecture that allows one common application to support First Data's multiple back-end transfer agent systems. They are designed around First Data's newly defined and implemented corporate data model. This model represents the future data source for First Data's common transfer agent application. This object-based architecture allows for a high level of client customization and integration.

                                       IMPRESSIVE TECHNOLOGY, IMPRESSIVE RESULTS


IV. HIGH LEVEL OVERVIEW OF IMPRESS PLUS FUNCTIONALITY

                   WORKFLOW MANAGEMENT FUNCTIONALITY OVERVIEW


WORKFLOW         DYNAMIC WORKFLOW DESIGN AND MONITORING
MANAGEMENT
                 IMPRESS Plus provides a set of client/server based tools that allow designers and authorized system users to build workflow rules to be implemented on the work floor. These rules can be built and implemented, then changed as required by trained administrators.

                 GENERIC WORKFLOW AVAILABLE FOR ALL TRANSACTIONS

                 IMPRESS Plus offers a generic wordflow that can be used for any transaction type that is designated in an operation. Liquidations, correspondence, new accounts, etc. are just some examples of transactions that can be processed through this generic workflow. Should the workflow need to be customized or altered, it can be.

                 WORK FLOW MONITORING

                 IMPRESS Plus provides the following work flow monitoring activities in a real time mode:

                 o Allow users with the proper security access to monitor the status of workflow activities or entire work flow maps
                 o Monitor work-in-process items via a graphical display which produces bar graphs in a variety of presentation formats
                 o Monitor multiple statistics simultaneously on a graphical display.

                 PRIORITIZATION OF WORK

                 IMPRESS Plus allows the setting of a default priority of items during workflow design, and, in addition, dynamically during work in process. During work in process, an item's priority is based on its transaction type, its default or subsequently manually altered priority setting, as well as its age in the activity queue.

                                       IMPRESSIVE TECHNOLOGY, IMPRESSIVE RESULTS

WORKFLOW                  MANUAL ROUTING OF ITEMS
MANAGEMENT
(CONTINUED)               IMPRESS Plus allows items to be manually routed to
                          workflow map destinations, or, in some cases, to specific end users by those users with authorization to do so.

                          AUTOMATIC ROUTING OF WORK

                          IMPRESS Plus routes work items to the next destination on a pre-defined set of workflow rules. These rules can be overridden by the user when necessary.

                          ITEM COPY ROUTING

                          IMPRESS Plus allows users to make "copies" of items within the workflow and route them to other workflow activities. This is commonly used when an individual processing the work determines that an item must be forwarded to another processing department or review the steps because it is actually two or more transactions.

                          ENHANCED QUALITY CONTROL

                          IMPRESS Plus allows for random or pre-determined QC, statistical QC, or other more intelligent or selective QC means.

                          ENHANCED QUALITY ASSURANCE

                          IMPRESS Plus allows for random or pre-determined QA, statistical QA, or other more intelligent or selective QA means.

                                       IMPRESSIVE TECHNOLOGY, IMPRESSIVE RESULTS

                                                    IMAGE FUNCTIONALITY OVERVIEW


IMAGE                     DOCUMENT SCAN, STORE, ROUTE, AND RETRIEVE
PROCESSING
                          IMPRESS Plus captures, through scanning, electronic images OF documents, stores these electronic images on magnetic disk, and subsequently allows for retrieval of the electronic images. IMPRESS Plus allows images to be accessed for image quality review and provides for the rescanning of images determined to be of unacceptable quality. Following the completion of scanning and any image quality review, items are automatically routed to subsequent activities, based on a predefined set of workflow rules.

                          ELECTRONIC DOCUMENT IMAGE PRESENTATION AND
                          MANIPULATION

                          IMPRESS Plus allows images to be viewed on image-enabled workstations. Multi-page documents can be scrolled through, and selected portions of an image can be magnified.

IMAGE                     CROSS-REFERENCE TO PHYSICAL DOCUMENT LOCATION
TRACKING
AND RETRIEVAL             IMPRESS Plus is designed so that the image database
                          stores the location of the physical document for each document image. This location - known as a storage box - is entered into the system while scanning documents.

                          INDEXING OF IMAGES

                          IMPRESS Plus automatically assigns a unique indexing number to each document that is created through scanning. The unique indexing number consists of a system-generated number that can subsequently be used to cross-reference an item to a mainframe transfer agent system. In addition, IMPRESS Plus allows for the alternate indexing of documents by other user-entered fields such as fund/account.

                          SOURCE KEY GENERATION AND DISPLAY

                          Each transaction type processed within IMPRESS Plus receives a unique identifier that can be used to link an item to the First Data transfer agent system.
                          This key may also be used for document retrieval.

IMAGE                     SCANNING, INDEXING, AND STORAGE OF DOCUMENTS
TRACKING                  PROCESSED PRIOR TO IMAGE WORKFLOW
AND RETRIEVAL
(CONTINUED)               Through the IMPRESS Plus merge facility, users can
                          scan documents processed prior to the installation of IMPRESS Plus. The merge facility allows you to associate documents with existing, already scanned and indexed documents, making them available for future inquiry using IMPRESS Plus.

                          IMAGE ARCHIVAL AND SUBSEQUENT RETRIEVAL FROM OPTICAL STORAGE

                          IMPRESS Plus provides storage and backup functions for data objects, is designed to handle media management, and communicates with the database management system. IMPRESS Plus supports archival of items to magnetic or selected WORM (Write Once

                                       IMPRESSIVE TECHNOLOGY, IMPRESSIVE RESULTS


                          Read Many) optical media. Archival from magnetic to optical media criteria are set during installation time.

                          PRINTING OF IMAGES

                          IMPRESS Plus allows you to print copies of document images at LAN-based printers equipped with the appropriate print server components.

                          REAL-TIME ADMINISTRATION TOOLS

                          IMPRESS Plus offers an administration function that allows authorized users to add and maintain user profiles, funds, transaction types, locations, and other client site-specific data. This tool also allows authorized users to change courier status, determine the status of work that may have been affected by an environmental mishap, and perform other administrative tasks.

                          DOCUMENT/ACTIVITY HISTORY AND AUTOMATIC UPDATE

                          IMPRESS Plus automatically records and stores document/activity history statistics on audit trail logs during workflow activities, and produces standard reports for such items as:

                          o       Workflow activity type
                          o       Date/time/user of each activity
                          o       Beginning/ending date/time of each activity
                          o       Last update user/date/time

ADMINISTRATIVE            IMPRESS Plus allows much of this activity history to
FUNCTIONS                 be viewed on-line in various portions of the
(CONTINUED)               application.

                          PRODUCTIVITY REPORTING AND QUALITY/TIMELINESS
                          REPORTING

                          IMPRESS Plus logs document/activity history statistics to produce standard productivity reports that can be run at the client's request.

                          ADHOC REPORTING

                          IMPRESS Plus provides a suite of standard reports that can be customized. A client can also create their own additional reports.

                          QUALITY CONTROL PROCESSING

                          IMPRESS Plus currently allows for processing activities to be reviewed for quality by routing them to a Quality Control queue. Authorized users can then QC work items. Future IMPRESS Plus releases will include various rule-based options for selective quality control. IMPRESS Plus prevents users from quality control checking their own work.

                          ACCESS SECURITY

                          IMPRESS Plus image processing provides security access in the form of user logons and user profiles. Users must have a user ID to access the system and are further constrained by their user profile. The client assigns user IDs for staff to access the system and specifies the parameters of each user profile. These profiles limit users to performing

                                       IMPRESSIVE TECHNOLOGY, IMPRESSIVE RESULTS

                          only those specific activities for which they have been given permission (e.g. processing, scan, etc.). It is recommended that the logon IDs match the user's logon ID from the First Data transfer agent system.

VALUE-ADDED               SHAREHOLDER ACCOUNTING SYSTEM ACCESS
FUNCTIONALITY
                          IMPRESS Plus allows workstation access to First
                          Data's transfer agent recordkeeping system. 3270 terminal emulation is accomplished through a Windows-based software application. Keyboard mapping is limited to the technical capabilities of the emulation software and/or hardware.

                          DYNAMIC DATA EXCHANGE (DDE) FUNCTIONALITY

                          IMPRESS Plus will allow for Dynamic Data Exchange at selected points in application modules when necessary to transfer data between processes. An example would be the passing of a source key stored on a transfer agent system history line to the imaging inquiry screen for a customer service operator.

                          ON-LINE HELP FOR USERS

                          IMPRESS Plus offers a comprehensive on-line help system that follows Microsoft Windows help system conventions. It is designed to serve both new users learning how to use the system and more experienced users who may occasionally need assistance or additional information.

                          SYSTEM ADMINISTRATION PROCEDURES

                          IMPRESS Plus System Administration is made easier for designated IMPRESS Plus technical support staff due to the IMPRESS Plus Systems Administration and Procedures manual and related documentation.

                                       IMPRESSIVE TECHNOLOGY, IMPRESSIVE RESULTS

                                              INTELLIGENT WORKSTATION PROCESSING
                                                    (IWT) FUNCTIONALITY OVERVIEW


INTELLIGENT               IWT is designed with a graphic interface ("GUI")
WORKSTATION               which will provide an intelligent real-time interface
PROCESSING                to the First Data transfer agent system for the
(IWT)                     following transaction activity:

                          NEW ACCOUNT SETUP

                          The IWT new account setup application is designed to provide a MS/Windows graphic interface ("GUI") to allow an intelligent real-time interface to the First Data transfer agent system. New account setup functionality includes:

                          o       new account setup entry
                          o       dealer/rep list
                          o       TIN list for shareholder list
                          o systematic city and state population based on entry of a 5 digit zip code
                          o       dividend/cap gain addresses
                          o       beneficiary addresses
                          o       statement addresses
                          o       ABA lookup and validation
                          o       fund list
                          o       wire and ACH bank addresses

                          Financial Transactions

                          The IWT financial transaction entry application is designed to provide a MS/Windows graphic interface ("GUI") to allow an intelligent real-time interface to the First Data transfer agent system. Financial transaction entry functionality includes:

                          o       telephone redemptions
                          o       telephone exchange
                          o       exchange processing
                          o       transfer processing
                          o       redemption processing
                          o       subscription processing

                          Group

                          o linking and linking of accts by ROA, confirm, L01, plan

                                      IMPRESSIVE TECHNOLOGY, IMPRESSIVE RESULTS

                                    CUSTOMER SERVICE & ENHANCED INQUIRY SYSTEMS
                                                         FUNCTIONALITY OVERVIEW


CUSTOMER                  The Customer Service System is a client/server based,
SERVICE                   graphical user interface (GUI) system designed to
SYSTEM                    provide an intelligent real-time application to
                          enable clients to improve the quality of the service provided to both shareholders and broker dealers.
                          This system provides functionality in the following areas:



                          CONTACT TRACKING AND MANAGEMENT

                          A key feature of the Customer Service System will be the ability to track and report on all interaction with an end customer, be it a shareholder or broker/dealer. Designed for ease of use by a customer service representative, this system will allow for the logging of telephone calls and correspondence, the creation and updating of service items, the processing and resolution of customer issues to insure customer satisfaction at the end of any contact. In addition, via reason codes and aging information, management is empowered with the use of statistical and trending reports regarding contact made with their customer base .

                          CORRESPONDENCE GENERATION AND TRACKING

                          The Customer Service System is closely integrated to word processing to allow for the automatic generation of outgoing correspondence related to service items. A service representative can choose from customized pre-defined letters to generate high quality customer correspondence.

                          TELEPHONE TRADING

                          Authorized customer service system users will be able to perform transactions while on the telephone with customers by invoking simplified graphical data entry screens. In addition, customer service representatives can create electronic forms consisting of processing instructions for other departments and dynamically send route these work items via the workflow manager.

CUSTOMER                  ENHANCED INQUIRY
SERVICE
SYSTEM                    The Enhanced Inquiry windows provide enriched and
(Continued)               user-friendly replacements for legacy transfer agent
                          inquiry screens. Examples of the inquiry functions are search for customer information by name, account number and social security number, account information, financial transaction history, service history, and correspondence history.

                          EXHIBIT 2.1 OF SCHEDULE G
                                  EQUIPMENT

---------------------------------------------------------------------------------------------------------
           IMPRESS IMAGE PRODUCTION HARDWARE AND SYSTEMS SOFTWARE
---------------------------------------------------------------------------------------------------------
PRODUCT                    Description                                                         QTY
                           486/66 DX, 200 MB HG, 16 MB RAM, Network Intface
                           Card, VGA Monitor, Windows 3.1, Novell LWP 5.0,
Print Servers              Parallel Cable for printer                                           10
---------------------------------------------------------------------------------------------------------
                           HP IV+ / 5 Laser Printer with 6 MB Ram, Jet Direct for
Printers                   other printing can be installed                                      10
---------------------------------------------------------------------------------------------------------
                           P100 or greater, 540 MB HG, 16 MB RAM, Network
                           Interface Card, Cornerstone DP120 Mono, Image
                           Accel2 PCI, Adaptec 1542cp SCSI Card, SCSI Cable,
Scan Server                Terminator.                                                           5
---------------------------------------------------------------------------------------------------------
                           Ricoh IS-520 SCSI with Ink Jet Endorser. SCSI
Mid Speed Scanner          Version                                                               5
---------------------------------------------------------------------------------------------------------
                           Sun SPARCstation 5 Model 170, 17" Color Display,
                           48MB RAM, 2X2.1 GB Int disks, 4mm Tape, 3.5"
                           Floppy Drive, CD-ROM, Solaris 2.5.1, Solarais
                           Answerbooks, 1 @ X1053A, Solaris 2.5.1 SDK Kit,
Kodak Scan Server          Solaris 2.5.1 Motif ToolKit, SUN Professional C 4.0                   3
---------------------------------------------------------------------------------------------------------
High Speed Scanner         Kodak 923D Scanners                                                   3
---------------------------------------------------------------------------------------------------------
                           Sun ULTRAserver 6000, 12 250MHZ CPU's, 17" Color
                           Display, 1.2GB RAM, 2x9 GB Int disks, DG Clariion 42
                           Gb Raid 5 disk array, 4mm Tape, CD-ROM, Solaris
                           2.5.1. Answerbooks, 35/7OGb DLT Tape Changer, 1 @
                           1053A, 1 @ X1052A, 2 @ X1062, Fast
Image Server               Ethernet/FDDI/ATM                                                      1
---------------------------------------------------------------------------------------------------------
                           CYGNET 1802 with (3) Philips LD6100 Optical Drives,
Jukebox Optical            SCSI Cable, RS-232 Null Modem Cable                                   1
---------------------------------------------------------------------------------------------------------
                           P100 or greater, 540 MB HG, 32 MB RAM, Network
                           Interface Adapter, 15" SVGA Monitor, Resolution of at
                           least 1024 x 768, Windows 3.1, Hiijack Pro for
Fax Controller PC          Windows, Microsoft Word 6.X                                           1
---------------------------------------------------------------------------------------------------------
                           Tower Style P90 or greater, 2 GB HG, 32 MB RAM,
                           Network interface adapter, 14" VGA Monitor, (4)
                           Gamalink CP4/LSI Fax Cards (4) Lines per card,
FAX Server**               QEMM 8.X, Allcom LANFAX 2.15gl/2.2gl                                  1
---------------------------------------------------------------------------------------------------------
                           Existing File Server with at least 500 MB of disk space
Novell File Servers        available                                                        2 or 3
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
**The fax server will require analog modem lines a max of 16 lines would
---------------------------------------------------------------------------------------------------------
be required for the hardware listed above.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
UPS                        OnLine UPS Equipment (SUN, Optical) (10 KVA)                          1
---------------------------------------------------------------------------------------------------------
UPS                        OnLine UPS Equipment (SUN) (1.4 KVA)                                  3
---------------------------------------------------------------------------------------------------------
UPS                        OnLine UPS Equipment (FAX HW) (1 KVA)                                 2
---------------------------------------------------------------------------------------------------------

                          EXHIBIT 2.1 OF SCHEDULE G
                                   EQUIPMENT

---------------------------------------------------------------------------------------------------------
                           28.8 K Modem, lines, and cables (SUN for remote
Remote Link                suppor)                                                           1
---------------------------------------------------------------------------------------------------------
                           Equipment to maintain a routed  or switched network
                           environment with no more that 25-30 clients per
Network Hardware           network segment.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                           Pentium 90 or greater with 24-32MB ram. Display
                           should optimally support Image resolutions of
                           1600X1280 but other resolutions can be supported for
Workstations               casual use. (1280X1024)                                           400
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                           Software required on all workstations
---------------------------------------------------------------------------------------------------------
                           Windows 95, Windows NT
---------------------------------------------------------------------------------------------------------
                           Microsoft Word 6.X or Greater
---------------------------------------------------------------------------------------------------------
                           Microsoft TCP/IP Stack
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                           EXHIBIT 2.2 OF SCHEDULE G
                                   EQUIPMENT

-------------------------------------------------------------------------------------------------------
IMPRESS Test/Training Hardware and Systems Software
-------------------------------------------------------------------------------------------------------
PRODUCT               DESCRIPTION                                                         QTY
                      486/66 DX, 200 MB HG, 16 MB RAM, Network Intface
                      Card, VGA Monitor, Windows 3.1, Novell LWP 5.0,
Print Server          Parallel Cable for printer                                            1
-------------------------------------------------------------------------------------------------------
                      HP IV+/5 Laser Printer with 6 MB Ram, Jet Direct for
Printer               other printing can be installed                                       1
-------------------------------------------------------------------------------------------------------
                      P100 or greater, 540 MB HG, 16 MB RAM, Network
                      Interface Card, Cornerstone DP 120 Mono, Image
                      Accel2 PCI, Adaptec 1542cp SCSI Card, SCSI Cable
Scan Server           Terminator                                                            1
-------------------------------------------------------------------------------------------------------
                      Ricoh IS-420 SCSI with Ink Jet Endorser, SCSI
Low Speed Scanner     Version                                                               1
-------------------------------------------------------------------------------------------------------
                      Sun ULTRAserver 1, 250MHZ CPU, 17" Color Display,
                      128MB RAM, 2X2.1 GB Int disks, SUN 4GB External
                      Disk Pack, (2) 4mm Tape Drives, CD-ROM, Solaris
Image Server          2.5.1, Answerbooks, 1 @ 1053A, 1 @ X1052A.                            1
-------------------------------------------------------------------------------------------------------
                      Phillips LD6100 Optical Drive Differential, SCSI Cable
Standalone Optical    SCSI Differential Terminator.                                         1
-------------------------------------------------------------------------------------------------------
                      P100 or greater, 540 MB HG, 32 MB RAM, Network
                      Interface Adapter, 15" SVGA Monitor, Resolution of at
                      least 1024 X 768, Windows 3.1, Hijack Pro for
Fax Controller PC     Windows, Microsoft Word 6.X                                           1
-------------------------------------------------------------------------------------------------------
                      Tower Style P90 or greater, 1 GB HG, 32 MB RAM,
                      Network interface adapter, 14" VGA Monitor, (1)
                      Gamalink CP4/LSI Fax Cards (4) Lines per card,
FAX Server**          QEMM 8.X, Allcom LANFAX 2.15gl/2.2gl                                   1
-------------------------------------------------------------------------------------------------------
                      Existing File Server with at least 500 MB of disk space
Novell File Servers   available                                                              1
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
** THE FAX SERVER WILL REQUIRE ANALOG MODEM LINES A MAX OF 4 LINES WOULD BE
REQUIRED FOR THE HARDWARE LISTED ABOVE.
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
UPS                   OnLine UPS Equipment (FAX) (1 KVA)                                     1
-------------------------------------------------------------------------------------------------------
UPS                   OnLine UPS Equipment (SUN, Optical) (3 KVA)                            1
-------------------------------------------------------------------------------------------------------
                      28.8 K Modem, lines, and cables (SUN for remote
Remote Link           suppor)                                                                1
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                      Pentium 90 or greater with 24-32 MBram. Display
                      should optimally support image resolutions of
                      1600X1280 but other resolutions can be supported for
Workstations          casual use. (128X1024)                                                10
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                      Software required on all workstations
-------------------------------------------------------------------------------------------------------
                      Windows 95, Windows NT
-------------------------------------------------------------------------------------------------------
                      Microsoft Word 6.X or Greater
-------------------------------------------------------------------------------------------------------
                      Microsoft TCP/IP Stack
-------------------------------------------------------------------------------------------------------

                            EXHIBIT 3 OF SCHEDULE G

                         MAINTENANCE AND SUPPORT TERMS

These terms are based on an IMPRESS User network environment of up to 512 Users and the associated server(s), as described in Exhibits 1 and 2 of this Schedule G.

1. Software Support.FDISG shall provide the following Software support services ("Software Support"):

1.1. FDISG shall provide the Fund with full System Administration Guide(s) for FDISG Software.

1.2. FDISG will have a Response Center (help desk) to provide 24 hours a day, 7 days a week to designated client contacts.

1.3. FDISG shall use reasonable efforts to resolve all Software failures through; (a) remote support to the Fund's information systems staff ("Fund's Staff"); (b) coordination of Third Party Vendor support (on-site or remotely);
(c) coordination of other subcontractors' actions; or (d) direct on-site support by FDISG personnel.

1.4. FDISG shall investigate errors in the Software reported by the Fund which prevent substantial compliance with the then current Documentation and to initiate the corrective action, if any, which FDISG considers reasonable and appropriate, including but not limited to temporary fixes, patches and corrective releases to FDISG's clients generally. Notwithstanding the foregoing, if reported errors result from or arise out of. (i) malfunctions of equipment other than the Equipment, (ii) improper Fund operator procedure or misuse of the system by the Fund, (iii) modifications or changes made to the system without FDISG's prior written approval, (iv) causes beyond the reasonable control of either party, or (v) user developed features such as those users may develop with form generators, ad hoc report writers and user customized screens, then FDISG shall have no responsibility for investigating the error or making the correction, except as the parties may otherwise agree to in writing. The Fund shall pay FDISG's then current time and materials charges plus reasonable travel and out-of-pocket expenses incurred in investigating and attempting to correct any such errors.

1.5. FDISG shall from time to time provide bug fixes, error corrections, maintenance, minor enhancements, upgrades and updates to the Software which are generally made available by FDISG to its similar customers as part of Software Support ("Updates"). The cost of the Updates is included in the fees and other charges identified in Schedule C of the Agreement, if the updates are supplied to the Fund using FDISG's standard update facility. FDISG installation assistance for the new Updates may be required and, is billable to the Fund as an Additional Service. During the term of the Agreement, FDISG will use reasonable efforts to provide the Fund with not less than thirty (30) days prior written notice of FDISG's intent issue a new update of Software. The Fund shall implement an Update within ninety (90) days of receipt. Any support by FDISG of any prior release of the Software after such ninety (90) day period shall be at FDISG's sole discretion and as an Additional Service.

1.6. Software Support, the License, and the Software shall not include any modification to the Software which contains any substantial added functionality (including any significant new interface features), as determined solely by FDISG or any new architecture or any significant modification of the Software which contains any substantial added or different functionality, whether or not such new functionality is coupled with any change in software architecture or hardware platform ("New Products"). New Products shall be provided and licensed to the Fund as an Additional Service.

1.7. FDISG may decline to support the Software if (i) the Software or Equipment was added to or changed without FDISG's prior approval; (ii) the Fund does not perform the Software Support; or (iii) FDISG determines that such support would adversely affect the Scope of Work.

1.8 Software Support for the FDISG Software shall conform to the standards set forth in Section I of Schedule F.

2. The Fund's Maintenance and Support Responsibilities. The Fund's facility will have all of the required security, space, electrical power source, communications lines, heating, ventilation and cooling, and other physical requirements reasonably necessary for the installation and proper operation of the Equipment. The Fund's users will first direct all questions and problem to the Fund's Staff for proper call tracking and problem resolution. The Fund's Staff will coordinate all facility issues at the site and will serve as primary contact for FDISG when planning installs, upgrades and other equipment changes. The Fund's Staff shall:

2.1. Identify designated client contacts, one for Operations and one technical systems administrator, to function as single points of contact for discussion, review and resolution of problems with FDISG.

2.2.     Perform initial problem determination and symptom documentation.

2.3. Be responsible for all system hardware and network hardware components and shrink-wrap software from a maintenance, support and problem resolution standpoint.

2.4. Provide (a) data back-up and recovery, (b) preventive maintenance, and (c) perform server administration tasks as described in the Systems Administration Guide(s) and Third Party Software documentation.

2.5. Maintain all network and trouble-log documentation required by FDISG or by third-party vendors. FDISG shall be allowed to review such documentation if necessary to resolve support issues.

2.6. Be available during normal business hours and reachable for support 24 hours a day, 7 days a week, as required. The Fund shall maintain the appropriate staff level to adequately perform the maintenance support functions specified. This staff should have experience in network administration, troubleshooting, Microsoft Windows, workstation memory management, and UNIX and NT systems administration.

2.7. Consult with FDISG before performing any work that may affect the Software or performance of the System, including installation, upgrading, or unplanned maintenance affecting Equipment

2.8. The fund is responsible for maintenance and support of customized code unless contracted with FDISG.

3. Support of Customized Code. (Code changed by Fund or FDISG on a customized basis)

3.1 Software Revisions. At times, FDISG will provide software updates to components (third party or FDISG software) to either enhance the product or address quality deficiencies. FDISG is responsible for notifying the Fund of these updates, and what changes have been made. The Fund is responsible for installing the updates and modifying any code which they have customized to accommodate these enhancements. Assistance can be provided by FDISG at stated billable rates.

3.2 Support of Modified Code. FDISG will provide application, technical and workflow support for modified code only on a time and materials basis. FDISG may request the replacement of the modified code with the original code in order to assist in the determination of the problem source.

3.3 Mainframe Resource Utilization. If customized code requires greater FDISG mainframe CICS, DASD, or CPU resources than the base FDISG delivered IMPRESS Plus solution, FDISG reserves the right to charge the Fund for this usage. If there is concern that excessive resource utilization could impair the mainframe system, FDISG reserves the right to disallow this modified code from executing on the mainframe. The Fund is advised to consult with FDISG in order to determine if planned customization may negatively impact mainframe resources.

4.  Roles and Responsibilities.

4.1 FDISG shall not be responsible for the support of any Directly Obtained Third Party Software or any other third party products. The Fund is responsible for network connectivity, Operating Systems, gateways, and other third party products. FDISG is not responsible for hardware not listed in
Exhibit 2 of Schedule G or software not listed in Sections 1, 2.1.1, or 2.1.2 of Exhibit 1 of Schedule G, unless specifically covered in a separate agreement.

4.2 Additional support tasks may be provided on a time and material basis. This may include workflow analysis, customization, network design, third party product installation and additional training.

                                   SCHEDULE H

                       ACE + SOFTWARE AND SUPPORT TERMS

ARTICLE 1 - SYSTEM, SUPPORT AND IMPLEMENTATION

1.1 Software and Support. FDISG shall provide or has previously provided to the Fund and the Fund shall acquire from FDISG the right to use the computer software programs set forth in Exhibit 1 of this Schedule H (the "SOFTWARE"), for the fees indicated in Schedule C of Amendment Number 3 to the Agreement. Software includes related user manuals and reference guides (collectively, "DOCUMENTATION"). One copy of the Documentation shall be provided to the Fund at no additional cost. FDISG shall provide only the machine readable object version of the Software and not source code. Additional terms and conditions concerning the Software are set forth in Exhibit 1 of Schedule H ("Exhibit 1"). Subject to the terms and conditions set forth in this Schedule H, FDISG grants to the Fund and the Fund accepts from FDISG the non-exclusive, non-transferable license to use the Software during the term of the Agreement ("LICENSE"). Some software components ("THIRD PARTY SOFTWARE") required to be used with the Software were developed by a third party ("THIRD PARTY VENDOR"). Third Party Software is licensed to the Fund only pursuant to shrink wrapped or other agreements between the Third Party Vendor and the Fund directly. Exhibit 1 shall indicate the Third Party Software that the Fund is responsible to obtain and license. FDISG shall provide the Fund with all error corrections, minor enhancements and interim upgrades to the Software which are made generally available to FDISG client's of the Software ("SOFTWARE SUPPORT"), but shall not provide a License to any substantial added functionality, new interfaces, new architecture, new platforms or other major software development efforts, as determined solely by FDISG.

1.2 Ownership. FDISG or its licensor shall retain title to and ownership of the Software, copies, derivative works, inventions, discoveries, patentable or copyrightable matter, concepts, expertise, techniques, patents, copyrights, trade secrets and other related legal rights ("PROPRIETARY INFORMATION"). FDISG reserves all rights in the Proprietary Information not expressly granted to the Fund in this Schedule H. Upon FDISG's request, the Fund shall inform FDISG in writing of the quantity and location of any Software.

1.3 Equipment, System Implementation and Access. Fund is responsible for acquiring, installing and maintaining the data processing and related equipment ("EQUIPMENT") also set forth in Exhibit 1 of Schedule H. Additional terms and conditions concerning the Equipment are also set forth in Exhibit 1. The Equipment identified in Exhibit 1 represents the minimum equipment requirements to run the Software. FDISG disclaims responsibility for the performance of the Software in the event that the Fund utilizes equipment different than that which is set forth in Exhibit 1. FDISG and the Fund shall (a) within a reasonable time after the Effective Date, agree upon the tasks required to implement the Software, Third Party Software and Equipment ("SYSTEM") and the party responsible and time frames for each task ("SCOPE OF WORK"); (b) perform their respective assigned tasks according to the Scope of Work; and (c) if not the party assigned to a task, cooperate with the responsible party. To the extent the Scope of Work is incomplete, FDISG shall follow its reasonable and customary practices. Upon prior notice by FDISG to the Fund, the Fund shall give reasonable access to the System to FDISG, FDISG's employees, affiliates, representatives, agents, contractors, licensors and suppliers ("FDISG'S AGENTS") who are providing services under the Agreement or auditing adherence to the Agreement.

1.4 Use of Software. Fund may use the Software during the term of this Agreement only on the Equipment and only to process the Fund's data for internal business purposes (which shall not, for purposes of this Agreement, include use by Fund to provide services to its customers on a service bureau basis) in connection with the Fund's use of the FDISG System and only at the locations identified in the Agreement. If the Equipment is inoperative due to malfunction, the license grant shall, upon written notice to FDISG, be temporarily extended to authorize the Fund to use the Software on any other equipment approved in writing by FDISG until the Equipment is returned to operable condition. FDISG, in its reasonable discretion, may suspend any Software Support while the Software is being used on such other Equipment. No right is granted for use of the Software by any third party or by the Fund to process for any third party, or for any other purpose whatsoever, except as expressly provided in this paragraph..

1.5 Software Installation and Acceptance. FDISG shall advise the Fund that the Software as listed in Exhibit 1 is installed and functioning on the Equipment ("Software Installation Date") so that implementation and training activities can proceed. The Fund shall be deemed to have accepted the Software thirty (30) days after Software Installation Date or thirty (30) days after the Fund's first use of Software to process live production data ("SOFTWARE ACCEPTANCE DATE").

1.6 Copies of Software. The Fund may not copy the software except for backup and archival purposes only, and the Fund shall include on all copies of the Software all copyright and other proprietary notices or legends included on the Software. The provisions of this Paragraph do not apply to Fund data files in machine-readable form.

1.7 No-Export. The Software shall not be shipped or used by the fund outside the United States. The Fund shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority. The Software shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.

1.8 Termination. Terms and conditions of this Schedule H which require their performance after the termination of the Agreement, including but not limited to the License and Software use restrictions, limitations of liability, indemnification, and confidentiality obligations, shall survive and be enforceable despite the termination of the Agreement.

ARTICLE 2 - WARRANTIES AND REPRESENTATIONS

2.1 Software. For the term of the Agreement, FDISG warrants ("Performance Warranty") that the Software shall perform on the Equipment substantially in accordance with the Documentation, except for Third Party Software as set forth in Paragraph 2.2 below. The timely correction of errors and deficiencies in the Software shall be Fund's sole and exclusive remedy for the Performance Warranty. FDISG warrants ("Rights Warranty") it has the right to license the Software in accordance with the Agreement. Provided the Fund gives FDISG timely written notice, reasonable assistance, including assistance from the Fund's employees, agents, independent contractors and affiliates (collectively, "Fund's Agents"), and sole authority to defend or settle the action, then FDISG shall do the following ("Infringement Indemnification"): (a) defend or settle, at its expense, any action brought against the Fund or the Fund's Agents to the extent the action is based on a claim that the Software infringes a duly issued United States' patent or copyright or violates a third party's proprietary trade secrets or other similar intellectual property rights ("Infringement"); and (b) pay damages and costs finally awarded against the Fund or the Fund's Agents directly attributable to such claim. FDISG shall have no Infringement Indemnification obligation if the alleged Infringement is based upon the Fund's use of the Software with equipment or software not furnished or approved by FDISG or if such claim arises from FDISG's compliance with the Fund's designs, or from the Fund's modifications of the Software. The Infringement Indemnification states FDISG's entire liability for Infringement and shall be the Fund's sole and exclusive remedy for the Rights Warranty.

2.2 Third Party Warranties. All warranties for the Third Party Software, if any, are specifically set forth in the Software Exhibits, Exhibit 1 or in the applicable agreements supplied by the Third Party Vendors. Subject to the terms of the Exhibit 1 and to the extent permitted by FDISG's suppliers, FDISG conveys to Fund all Third Party Software warranties made by the Third Party Vendors.

2.3 Exclusion of Warranties. THE WARRANTIES SET FORTH IN PARAGRAPH 2.1 ABOVE AS TO THE SOFTWARE AND IN PARAGRAPH 2.2 ABOVE AS TO THIRD PARTY SOFTWARE ARE IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THIS SCHEDULE G. FDISG SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

2.4 Fund Responsibility. The System is an information system only, designed to assist the Fund and the Fund's Agents in performing their professional activities and is not intended to replace the professional skill and judgment of the Fund's Agents. Fund shall be solely responsible for: (a) acts or omissions of the Fund's Agents in entering data into the System, including its accuracy and adequacy; (b) checking the correctness and accuracy of the System output and data; and (c) any use of or reliance upon the System output by the Fund's Agents. Except for the Infringement Indemnification and as limited by applicable law, the Fund shall indemnify, defend and hold FDISG and FDISG's Agents harmless from any losses, costs, damages, and liabilities, including without limitation, reasonable attorneys' fees and court costs, relating to any claim by any third party arising from or related to the Fund's and the Fund's Agents' use of the System or System output.

ARTICLE 3 - MISCELLANEOUS

3.1 Confidentiality Obligations. Each party shall keep confidential any information relating to the other party's business which is clearly designated or described in writing to be confidential ("Confidential Information"). Each party shall keep and instruct its employees and agents to keep such information confidential by using at least the same care and discretion as used with that party's own confidential information. Information shall not be subject to such confidentiality obligations if it is: (a) in the public domain, (b) known to a party, prior to the time of disclosure by the other party, (c) lawfully and rightfully disclosed to a party by a third party on a non-confidential basis,
(d) developed by a party without reference to Confidential Information or (e) required to be disclosed by law. If either party, its employees or agents breaches or threatens to breach the obligations relating to use of the Confidential

Information, the other party may obtain injunctive relief, in addition to its other remedies, inadequate monetary damages and irreparable harm being acknowledged.

3.2 Confidential and Privileged Information. The Proprietary Information, other FDISG software and related information, and the Agreement are Confidential Information of FDISG and FDISG's Agents. Absent FDISG's written permission, Fund shall not duplicate FDISG's Confidential Information. Fund accepts full responsibility for complying with all laws, rules and regulations concerning use and disclosure of privileged data regarding any information placed or stored in the System or output from the System. Fund shall not modify or reverse engineer the Software without FDISG's prior written consent.

                            EXHIBIT 1 OF SCHEDULE H
                               SOFTWARE/HARDWARE

1.       FDISG Software.

1.1      FDISG Software includes the following products:

                          ACE +

2.       Third Party Software.

2.1 Directly Obtained Third-Party Software. The following Third Party Software are separately licensed by the Third Party Vendor directly to the Fund subject to the respective terms and conditions of "shrink-wrapped" or other agreements between the Third Party Vendor and the Fund. The Third Party Software in the Required Column must be obtained by the Fund. The Third Party Software in the Optional column is helpful but not required unless the indicated features are being used. The Fund accepts the provisions of such agreements, including the warranty provisions, if any, and agrees to comply with the terms set forth in such agreements:


  Required               Optional
  --------               --------
  Windows 3.1            Reachout PC Link (for external FDISG Support of ACE +)
  DOS 3.3 or higher

3.       Hardware.

3.1 It is recommended that ACE + run on a PC Network (LAN) to fully use its database features. The network should have at least 200 Mb of available disk space. ACE + will also run on an individual local (hard) drive. PC specifications are:

         o 2 or more IBM PC Compatible 486/66 (486/33 minimum) Mhz (or Pentium) with 16 Mb Ram (8 Mb minimum)
         o       500 Mb Local (hard) drives (for backup only)
         o External Fax/Modems (9600 baud or greater)(for PC faxing or Reachout only)
         o       HP Laserjet 4 w/ Windows Drivers

3.2 PC/Mainframe Connection: ACE + data is based on mainframe ASCII files. These files must be transmitted from the mainframe to LAN or PC. This can be accomplished various ways. FDISG uses a mainframe to Gateway and BARR/SNA transmission.

                                   SCHEDULE I
                           DISASTER RECOVERY SUMMARY

OVERVIEW

First Data's data center is a free standing building that is self sufficient with back-up water supply, fuel storage, and diesel generator backup. The building is protected with 24 hour on site guard protection as well as security camera coverage throughout the property. Access is by picture ID only and all doors are protected with card key access. Additionally, all systems are protected by ACF2 Security. Security is audited on a regular basis.

Additionally, First Data maintains a reliable, tested disaster recovery system.

A tape backup system is set up on a daily rotation schedule with a full backup of all data. The backup jobs run automatically every night and all tapes are sent off-site on a daily basis to a physically secured facility. A business resumption site has been established in our Providence facility. This Hot Site is fully equipped with equipment, wiring and supplies in the case of a disaster or business recovery.

A disaster is defined as any unforeseen business interruption or outage that renders the data center or telecommunications network inoperable or inaccessible for an undetermined amount of time suspending normal processing. First Data's Disaster Recovery Plan provides us with the required procedures and resource references to execute a full recovery of the data center and associated critical processing.

This Plan addresses:

         o       Computer and communications equipment
         o       Programs, data and documentation
         o       Building and environmental concerns
         o       Fire detection and building evacuation
         o       Personnel, and
         o       Client Liaisons.

Due to contractual requirements, the data center must provide on-line accessibility and processing availability within 24 hours of a declared disaster. Total "downtime" is not to exceed 48 hours.

All outages that affect any client are considered priority one and all available resources will be utilized to resolve outages, failures or slowdowns.

APPROACH

In a disaster situation, numerous issues and tasks must be addressed immediately. To ensure all get equal attention, "teams" have been developed. These teams are comprised of experienced First Data personnel responsible to execute specific assigned functions critical to the overall recovery. Each team will activate their procedures concurrently to affect a full system recovery at the hot site. Some of the teams will act as support teams providing financial, administrative, and logistical coordination. The remaining recovery teams will address more specific data and telecommunications issues.

o    Support Teams
         Financial/Administrative Support
         Human Resources/Corporate Communications
         Applications Team
         Client Liaison Team

o    Recovery Teams
         Management Teams
         Systems Software
         Data Center Operations
         Vendor
         Telecommunications Team
         Production Control
         Facilities/Hardware

Each team will be headed by a team leader and a designated alternate. If, for any reason, the team leader is unavailable, the alternate will assume responsibility for the team notification and progress reporting to the team management.

Dial backup capabilities, diverse routing of communications circuits and triangulation present the best options for insuring continued system access in the event of a communications failure. First Data can demonstrate each of these capabilities at the client's request.

TESTING SUMMARY

First Data/FDT has contracted with Comdisco to provide hotsite disaster recovery and backup services. First Data's overall goal is to establish network connectivity for on-line and transmission capability, restore the application and recover forward to a point in time and then re-process a batch cycle.

Using Comdisco's site at North Bergen, the First Data Technology (FDT) operating system will be recovered while testing FDISG recoverability for all network and application platforms.

The recovery will take place remotely with FDT, using the Business Recovery Facilities (BRF) in Denver, and Westboro staff working out of the new BRF in Tewksbury, MA. Comdisco will have staff at both BRFs, as well as North Bergen, to assist whenever needed.

Tests are conducted annually. The test runs for 48 contiguous hours. Multiple shifts will be required for FDT, FDISG, and Comdisco staff. Specific staff requirements will be determined as the scope of the test becomes more clearly defined.

The systems recovery portion of the test will take place at the Comdisco site in New Jersey utilizing an IBM ES9000 with related peripherals. All the equipment used in testing is compatible with the FDT hardware located in Denver. All tape mounts will be handled by Comdisco staff in New Jersey, and the telecommunications testing will be staffed by FDT with Comdisco assisting in New Jersey.

FDISG Test Objectives

o    Test recoverability from both of Comdisco's new Business Recovery
     Facilities
o    Test transmission and network connectivity with clients
o    Check and verify tape volumes stored offsite
o    Benchmark the restore time for all (500) DASD volumes
o    Ship all tapes from Denver to New Jersey
o    Document (CDRS/FDISG) connectivity procedures
o    Recover all applications to previous business cycle